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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☒	Preliminary Proxy Statement ☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
AROTECH CORPORATION
(Exact Name of Registrant as Specified in Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.
(3)	Filing Party:
(4)	Date Filed:

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Arotech Corporation 1229 Oak Valley Drive Ann Arbor, Michigan 48108 Tel: (800) 281-0356 Fax: (734) 761-5368 http://www.arotech.com Nasdaq: ARTX

[•], 2019
Dear Stockholder:
It is our pleasure to invite you to the 2019 Annual Meeting of Stockholders of Arotech Corporation, a Delaware corporation, to be held at the offices of the Company’s subsidiary UEC Electronics LLC, 5916 Howard Street, Hanahan, South Carolina, at 8:00 a.m. local time on [••], [•••], 2019, and thereafter as it may be postponed or adjourned from time to time, for the following purposes:

1.	To elect two Class III directors for three-year terms ending in 2022 and continuing until their respective successors are duly elected and qualified (beginning on page 2);

2.	To consider and act upon a proposal to ratify the appointment of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2019 (beginning on page 5);

3.	To consider and act upon a proposal to adopt the Arotech 2019 Equity Incentive Plan and to reserve 3,000,000 shares of common stock for issuance under such plan (beginning on page 6);

4.	To consider and act upon a proposal to approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”) (beginning on page 13);

5.	To consider and act upon a proposal to recommend, on an advisory basis, the frequency of future “say-on-pay” votes (beginning on page 15); and

6.	To act upon all other business that may properly come before the meeting or any postponements or adjournments thereof.
At the meeting, we also will review our progress during the past year and answer your questions.
As per our usual practice, we are again pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe this e-proxy process expedites stockholders’ receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual meeting.
On [•], 2019, we mailed to our beneficial stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and how to vote online. This Notice contains instructions on how you can receive a paper copy of the Proxy Statement, Proxy Card and Annual Report. If you do decide that you want a paper copy of these proxy materials, we urge you to simply print a copy from off the Internet (available at http://www.proxyvote.com) rather than having your company incur the additional costs of printing and mailing.
The rules of the New York Stock Exchange (and applicable to our exchange, the Nasdaq Stock Market) provide that if your shares are held by a bank or broker, the bank or broker cannot vote your shares in connection with the election of our directors unless you provide voting instructions to the bank or broker. If you do not instruct your bank or broker how to vote, no votes will be cast on your behalf in the election of our directors at the Annual Meeting. Given this, whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to carefully review the proxy materials available to you on the Internet and to vote electronically through the Internet or by telephone, all in accordance with the procedures set forth in the Notice of Internet Availability of Proxy Materials, in order to ensure your representation and the presence of a quorum at the annual meeting. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so if you hold your shares in your own name. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Sincerely,

Yaakov Har-Oz
Secretary of the Board of Directors

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QUESTIONS AND ANSWERS

Although we encourage you to read the proxy statement in its entirety, we include these Questions and Answers to provide background information and brief answers to several questions that you may have about the Annual Meeting.

Q.	What is the purpose of the Annual Meeting?

A.	At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the following proposals:

1.	To elect two Class III directors for three-year terms ending in 2022 and continuing until their respective successors are duly elected and qualified (beginning on page 2);

2.	To consider and act upon a proposal to ratify the appointment of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2019 (beginning on page 5);

3.	To consider and act upon a proposal to adopt the Arotech 2019 Equity Incentive Plan and to reserve 3,000,000 shares of common stock for issuance under such plan (beginning on page 6);

4.	To consider and act upon a proposal to approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”) (beginning on page 13);

5.	To consider and act upon a proposal to recommend, on an advisory basis, the frequency of future “say-on-pay” votes (beginning on page 15); and

6.	To act upon all other business that may properly come before the meeting or any postponements or adjournments thereof.
We hope that our rotating meeting locations among different geographic areas (from New York four years ago to Ann Arbor three years ago to San Diego two years ago to Los Angeles last year to Charleston this year) will provide opportunities for more of our stockholders to attend our annual meetings and to meet and interact with our Board and our senior management.

Q.	Why have I received a Notice of Internet Availability of Proxy Materials?

A.
We are distributing our proxy materials primarily over the Internet. We believe that this method of distribution encourages more stockholders to vote their proxies and reduces the cost and environmental impact of mass distribution of paper proxy materials. You will not receive a printed copy of our proxy materials unless you specifically request one. If you wish to receive a paper or e-mail copy of the proxy materials, you may do so in accordance with the procedures set forth in the Notice of Internet Availability of Proxy Materials. However, if you do decide that you want a paper copy of these proxy materials, we urge you to simply print a copy from off the Internet rather than having your company incur the additional costs of printing and mailing.

Q.	Why is Arotech seeking stockholder approval for the first proposal?

A.
Our by-laws provide for a Board of three or more directors. The number of directors is currently four. Our Board is composed of three classes of similar size. The members of each class are elected in different years, so that only one-third of the Board is elected in any single year. This year we are putting forward two nominees for election as Class III directors for three-year terms that expire in 2022 - Kenneth W. Cappell and Adm. James J. Quinn.

Under Delaware law, directors of a corporation are elected by the stockholders, so we are presenting the Board of Directors’ slate of Class III directors for election by the stockholders.

Q.	Why is Arotech seeking stockholder approval for the second proposal?

A.
Although stockholder ratification of the selection of BDO USA, LLP as our independent auditors is not required by our by-laws or otherwise, we are submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate practice.

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Q.	Why is Arotech seeking stockholder approval for the third proposal?

A.
We believe that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. The Board believes that plans such as the 2019 Equity Incentive Plan increase our ability to achieve this objective, and, by allowing for several different forms of long-term incentive awards, help us to recruit, reward, motivate and retain talented personnel. The Board believes strongly that the approval of the 2019 Equity Incentive Plan is essential to our continued success. In particular, the Board believes that our employees are our most valuable assets and that the awards permitted under the 2019 Equity Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. Furthermore, our current equity compensation plan for employees will shortly expire, making it important that we adopt a new plan.

Q.	Why is Arotech seeking stockholder approval for the fourth proposal?

A.
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC rules require that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

Q.	Why is Arotech seeking stockholder approval for the fifth proposal?

A.
The Dodd-Frank Act and related SEC rules also require that we include in this proxy statement a separate non-binding stockholder vote to advise on whether the say-on-pay vote should occur every one, two or three years (commonly referred to as “say-on-frequency”). You have the option to vote for any one of the three options, or to abstain on the matter.

Q.	What shares can I vote?

A.
All shares of our common stock owned by you as of the close of business on the record date, [••••], 2019, may be voted by you. These shares include (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.
Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares over the Internet or otherwise provide the stockholder of record with voting instructions, your shares

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may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

Q.	How can I vote my shares in person at the Annual Meeting?

A.
Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you wish to vote your shares at the Annual Meeting, please bring the Notice of Internet Availability of Proxy Materials that you received, as well as proof of identification.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held beneficially in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q.	What vote is required to approve each proposal?

A.	Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business.
With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. Abstentions and “broker non-votes” (see below) will not affect the outcome of the vote on this proposal.
With respect to the remaining proposals (ratification of the selection of BDO USA, LLP as our independent auditors, approval of the Arotech 2019 Equity Incentive Plan, the advisory vote on say-on-pay, and the advisory vote on say-on-frequency), the affirmative vote of a majority of the total votes cast at the Annual Meeting on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and “broker non-votes” (see below) will not affect the outcome of the vote on these proposals.

Q.	What are “broker non-votes”?

A.
Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, under most circumstances the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange, such as the selection of auditors. Nominees cannot vote on non-routine matters, including voting for the election of directors and voting on any matter relating to executive compensation, unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.” The effect of broker non-votes on both of the proposals that will be considered at the Annual Meeting is described above and in our proxy statement.

We believe that the proposal for the ratification of the selection of BDO USA, LLP as our independent auditors is considered to be a “routine” matter, and as a result we do not expect that there will be a significant number of broker non-votes on this proposal. We believe that the remaining proposal (election of directors) is not a “routine” matter, and as a result there may be a significant number of broker non-votes on this proposal.

Q.	Where can I find the voting results of the meeting?

A.	We will announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K to be filed by us with the SEC by [•••••], [••••••], 2019, by 5:30 p.m. e.d.t.

Q.	Who will count the votes?

A.	An individual affiliated with American Stock Transfer and Trust Company, our stock transfer agent.

Q.	Who will bear the costs of this solicitation?

A.
Our Board of Directors is making this solicitation, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials over the Internet,

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however, you are responsible for Internet access charges you may incur. The solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q.	What should I do now?

A.
You should read this proxy statement carefully and promptly submit your proxy card or vote by telephone or the Internet as provided on the proxy card to ensure that your vote is counted at the Annual Meeting.

Q.	How do I vote if I hold shares directly?

A.
If you own your shares directly, you may vote your shares by attending the Annual Meeting in person and completing a ballot or returning your validly executed proxy card at the meeting. The Annual Meeting will begin promptly at 8:00 a.m. local time on [••], [•••], 2019, at the offices of our subsidiary UEC Electronics LLC, 5916 Howard Street, Hanahan, South Carolina. Attendance at the Annual Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the Annual Meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the Annual Meeting.

If you do not want to attend the Annual Meeting and you hold your shares directly, you may vote by granting a proxy. To grant a proxy, vote over the Internet or by telephone as instructed in the Notice of Availability of Proxy Materials, or mail a signed proxy card, as soon as possible so that your shares may be represented at the Annual Meeting.
Votes over the Internet or by telephone must be received by 11:59 p.m. e.d.t. on [•••••••], 2019 in order to be counted.

Q.	How do I vote if I hold shares in street name?

A.
If you do not want to attend the Annual Meeting and you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in “street name”), you must provide your broker with directions on how to vote your shares. Your broker will provide you with instructions regarding how to direct your broker to vote your shares. It is important to follow these instructions carefully to ensure your shares are represented at the Annual Meeting. If you do not provide directions to your broker, your shares will not be voted at the Annual Meeting.

If you want to attend the Annual Meeting and you hold your shares in street name, you must obtain a signed proxy card from your broker, bank or other nominee acting as record holder that gives you the right to vote the shares. Your broker will provide you with instructions regarding how to obtain a signed proxy card from the bank or other nominee acting as record holder in order to enable you to vote your shares in person at the Annual Meeting.

Q.	What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

A.	It means your shares are registered in different ways or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q.	How can I change my vote after I have mailed my proxy card?

A.
If you are a holder of record, you may generally change your vote by delivering a later-dated proxy or written notice of revocation to our Corporate Secretary before the Annual Meeting, or by attending the Annual Meeting and voting in person. If your shares are held in “street name” by your broker, you must follow the instructions received from your broker regarding how to change your vote.

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1229 Oak Valley Drive
Ann Arbor, Michigan 48108

ANNUAL MEETING OF THE STOCKHOLDERS
OF AROTECH CORPORATION
TO BE HELD ON [•••], 2019

PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the Board of Directors of Arotech Corporation, for use at our Annual Meeting of Stockholders and any postponements and adjournments thereof. The meeting is to be held at the offices of our subsidiary UEC Electronics LLC, 5916 Howard Street, Hanahan, South Carolina, on [••], [•••], 2019 at 8:00 a.m. local time, and thereafter as the meeting may be postponed or adjourned from time to time, for the purposes described in the accompanying Notice of Annual Meeting of Stockholders.
Stockholders of record at the close of business on [••••], 2019 will be entitled to vote at the annual meeting. As of [••••], 2019, there were [xx,xxx,xxx] shares of our common stock outstanding held of record by [xxx] record stockholders. Each holder of common stock is entitled to one vote per share on each matter that comes before the annual meeting.
This proxy statement and the enclosed form of proxy will be available on the Internet to you com-mencing on or about [•], 2019. We are also providing Internet access to our annual report for the fiscal year ended December 31, 2018 to our stockholders along with this proxy statement.
Voting Procedures and Vote Required
Proxies that are properly marked, dated, and signed, or submitted electronically via the Internet or by telephone by following the instructions on the proxy card, and not revoked will be voted at the annual meeting in accordance with any indicated directions. If no direction is indicated, proxies will be voted FOR electing the nominee for director set forth below; FOR ratification of the appointment of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2019; FOR the proposal approving the Arotech 2019 Equity Incentive Plan; FOR the resolution approving, on an advisory basis, the compensation of our named executive officers; FOR holding future “say-on-pay” votes every THREE years; and in the discretion of the holders of the proxies with respect to any other business that properly comes before the annual meeting and all matters relating to the conduct of the annual meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as voting with respect to that matter. We believe that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.
You may revoke your proxy at any time before it is voted by delivering to the Secretary of our company a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked (including a proxy voted over the Internet or by telephone). Any record stockholder attending the annual meeting in person may revoke his or her proxy and vote his or her shares at the annual meeting.
Votes cast by proxy or in person at the annual meeting will be tabulated by the Inspector of Elections, with the assistance of our transfer agent. The Inspector of Elections will also determine whether or not a quorum is present at the annual meeting. The presence of a quorum is required to transact the business proposed to be transacted at the annual meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes (as defined below) will be counted for purposes of determining the presence or absence of a quorum.

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With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. Abstentions and “broker non-votes” (see below) will not affect the outcome of the vote on this proposal.
With respect to the remaining proposals (ratification of the selection of BDO USA, LLP as our independent auditors, approval of the Arotech 2019 Equity Incentive Plan, the advisory vote on say-on-pay, and the advisory vote on say-on-frequency), the affirmative vote of a majority of the total votes cast at the Annual Meeting on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and “broker non-votes” (see below) will not affect the outcome of the vote on these proposals.
Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, under most circumstances the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange, such as the selection of auditors. Nominees cannot vote on non-routine matters, including voting for the election of directors and voting on any matter relating to executive compensation, unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.” The effect of broker non-votes on the proposals that will be considered at the Annual Meeting is described above and elsewhere in this proxy statement.
We are not aware of any matters other than those described in this proxy statement that will be acted upon at the annual meeting. In the event that any other matters do come before the annual meeting for a stockholder vote, the persons named as proxies in the form of proxy being delivered to you along with this proxy statement will vote in accordance with their best judgment on those matters.
At least ten days before the annual meeting, we will make a complete list of the stockholders entitled to vote at the meeting open to the examination of any stockholder for any purpose germane to the annual meeting. The list will be open for inspection during ordinary business hours at our principal executive offices, which are located at 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, and will also be made available to stockholders present at the annual meeting.
PROPOSAL NUMBER 1
ELECTION OF DIRECTORS
Our certificate of incorporation and by-laws provide for a Board of three or more directors, composed of three classes of similar size. The size of our Board is currently four directors. The members of each class are elected in different years, so that only about one-third of the Board is elected in any single year. As indicated below, we currently have one director in Class I (with a term of office expiring in 2021), one director in Class II (with a term of office expiring in 2020), and two directors in Class III (with a term of office expiring this year).
Mr. Jon B. Kutler is designated a Class I director and has been elected or appointed for a term expiring in 2021 and until his successor is elected and qualified; Mr. Lawrence F. Hagenbuch is designated a Class II director and has been elected for a term expiring in 2020 and until his successor is elected and qualified; and Mr. Kenneth W. Cappell and Rear Admiral James J. Quinn, USN (Ret.) are designated Class III directors and have been elected for a term expiring in 2019 and until their respective successors are elected and qualified. Accordingly, Mr. Cappell and Adm. Quinn are nominees for Class III director, with a term expiring in 2022.
Unless instructions are given to the contrary, each of the persons named as proxies will vote the shares to which each proxy relates FOR the election of each of the nominees listed below, for a term of three years expiring at the annual meeting of stockholders to be held in 2022 and until the nominee’s successor is duly elected and qualified or until the nominee’s earlier death, removal or resignation. The nominees named below are presently serving as directors, and both of them are anticipated to be available for election and able to serve. However, if they should become unavailable, the proxy will be voted for substitute nominee(s) designated by the Board. The two nominees who receive the greatest number of votes properly cast for the election of directors will be elected.

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The following table contains information concerning the nominees for director and the other incumbent directors:

Name	Age	Position with Arotech	Class	Director Since
Jon B. Kutler	62	Chairman of the Board and Director	I	February 2016
Lawrence F. Hagenbuch(2)(3)	52	Director	II	March 2016
Kenneth W. Cappell(1)(2)	66	Director	III	May 2015
Adm. James J. Quinn (Ret.)(1)(3)	66	Director	III	May 2016

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating Committee.
Nominees for Election as a Class III Director
Kenneth W. Cappell has been one of our directors since May 2015. From 1987 until 2013, Mr. Cappell was a partner of PricewaterhouseCoopers (“PwC”) and its predecessor firms, first as an audit partner (through 2000), then as a regional leader of internal audit services (through 2010), and finally as a managing partner of strategic development for PwC’s Risk Assurance practice (through his retirement in 2013). Mr. Cappell has worked with public companies in a variety of industries, including consumer and industrial products, financial services and entertainment. He has advised public company audit committees on diverse topics and has served as the de facto internal audit director at several companies. Mr. Cappell is a member of AICPA and the New York State Society of CPAs. Mr. Cappell was an Adjunct Professor of Accounting at Baruch College from August 2015 to January 2019. Mr. Cappell held a similar role at Yeshiva University from August 2014 until his appointment at Baruch College. Mr. Cappell has a B.A. in Economics from Yeshiva University and an MBA in Finance from NYU Stern.
Mr. Cappell brings many years of experience as a partner at PwC with extensive financial accounting knowledge that is critical to our board of directors. Mr. Cappell’s experience with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public companies from an independent auditor’s perspective, coupled with his knowledge of internal audit, risks and controls, makes him an invaluable asset to our board of directors. We believe that Mr. Cappell’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.
Rear Admiral James J. Quinn, USN (Ret.) has been one of our directors since May 2016. Adm. Quinn left the United States Navy in October 2003 after a 30-year career that included tours of duty as Director of Operations, Plans, Policy and Training with the Atlantic Fleet, a total of five commands (including command of a carrier group and of a nuclear-powered aircraft carrier), Senior Military Assistant to the Secretary of Defense, Commander of Naval Space Command, and the Naval Aide to two U.S. Presidents. After leaving the Navy, Adm. Quinn began a ten-year business career with Northrop Grumman Aerospace Systems, a division of Northrop Grumman Corporation (“NGC”) (NYSE: NOC), where he served as Director of Navy-Marine Corps Programs & Corporate Lead Executive for the NGC Integrated Systems Sector from 2003 to 2004, Vice President of Business Development for the Military Space Systems Division of NGC from 2004 to 2009, Vice President of Business Development for the Strike & Surveillance Systems Division of NGC from 2009 to 2011, and Vice President of Business Development for the Unmanned Systems Division of NGC from 2012 until his retirement from NGC in 2013. Adm. Quinn holds a B.S. in Mathematics from the United States Naval Academy, and is a graduate of the Navy Nuclear Power Program. He received his wings and was designated a Naval Flight Officer at Naval Air Station Pensacola in 1975. Adm. Quinn is the recipient of the Defense Superior Service Medal, five Legions of Merit, two Bronze Stars, two Meritorious Service Medals, four Air Medals (two Individual with Combat “V”/2 Strike-Flight) and four Navy Commendation Medals (two with Combat “V”).
Adm. Quinn’s extraordinary record of service and experience, both military and business, give him experience that we believe to be an invaluable addition to our Board. Adm. Quinn’s experience in both the military and civilian side of the defense sector is highly relevant to our business. We believe that Adm. Quinn’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.

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Class I Director
Jon B. Kutler has been one of our directors since February 2016 and our Chairman of the Board since May 2016. Mr. Kutler is currently chairman and CEO of Admiralty Partners, Inc. (“API”), a private equity investment firm, a position he has held for more than the past five years. After service in the U.S. Navy and nearly a decade on Wall Street, Mr. Kutler founded Quarterdeck Investment Partners, an international investment bank focused on the global aerospace and defense markets. He sold Quarterdeck to Jefferies & Company in 2002 to focus on private equity investments under API. He is a Trustee of the California Institute of Technology, where he serves as chairman of the Jet Propulsion Laboratory and as a member of the Technology Transfer Committee. From January 2011 until its sale in February 2016, Mr. Kutler served on the Board of Directors of TeleCommunication Systems, Inc. Mr. Kutler is a graduate of the United States Naval Academy and holds a Bachelor of Science degree in Naval Architecture. He received his Masters of Business Administration from Harvard University.
Mr. Kutler is a recognized investor, investment banker and expert in the aerospace and defense industries. He has been profiled in BusinessWeek, The New York Times, Fortune, Institutional Investor, The Los Angeles Times, Defense News, and Aviation Week & Space Technology, which have also featured his articles on consolidation, restructuring, and industry trends. He has also been a frequent commentator regarding industry issues on CNN, CNBC and Bloomberg Television. He has testified before Congressional committees, served as Chairman of the White House Small Business Task Force on Defense Conversion, and as a member of an advisory panel established by the Congressional Office of Technology Assessment to evaluate the status of the space launch vehicle industry. We believe that Mr. Kutler’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.
Class II Director
Lawrence F. Hagenbuch has been one of our directors since March 2016. Mr. Hagenbuch is currently a Managing Director with Huron Consulting, a position he has held since August 2018. For more than five years prior thereto, Mr. Hagenbuch was Chief Operating Officer and Chief Financial Officer for J. Hilburn, Inc., a custom clothier for men. Mr. Hagenbuch served on the board of directors of Remy International (Nasdaq: REMY) from November 2008 until that company’s sale in November 2015, where he served on the audit and compensation committees. Mr. Hagenbuch has served in senior management positions for SunTx Capital Partners, Alix Partners, GE / GE Capital, and American National Can Group, Inc. Mr. Hagenbuch began his professional career in the United States Navy. Mr. Hagenbuch has extensive experience in supply chain, operational and profitability improvements, and through his background as a consultant and in senior management roles at various companies, he brings considerable experience in implementing lean manufacturing discipline and in creating innovative business and marketing strategies. Mr. Hagenbuch earned a B.S. in Mechanical and Materials Engineering from Vanderbilt University and an MBA from the Wharton School of the University of Pennsylvania.
Mr. Hagenbuch has extensive experience in supply chain, operational and profitability improvements, and through his background as a consultant and in senior management roles at various companies, he brings considerable experience in implementing lean manufacturing discipline and in creating innovative business and marketing strategies. We believe that Mr. Hagenbuch’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.
Board Recommendation
Our Board of Directors has determined that it is in the best interests of Arotech and its stockholders to elect the nominees listed above. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” election of the Class III nominees described above.

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Vote Required
Directors will be elected by a plurality of the votes cast by the holders of our common stock voting in person or by proxy at the annual meeting, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the vote for election of directors.
The Board of Directors Recommends a Vote FOR Election of
the Class III Nominees Described Above
PROPOSAL NUMBER 2
RATIFICATION OF appointment of independent auditors
BDO USA, LLP (“BDO”), independent certified public accountants, have served as our independent auditors since June 2006. The Audit Committee has selected BDO as our independent auditors for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.
BDO served as our independent auditors during the fiscal years ended December 31, 2018 and 2017. BDO’s reports on the financial statements for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, auditing scope or accounting principles.
Stockholder ratification of the selection of BDO as our independent auditors is not required by our by-laws or otherwise. However, we are submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BDO. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it is determined that such a change would be in the best interests of Arotech and its stockholders.
Board Recommendation
Our Board of Directors has determined that it is in the best interests of Arotech and its stockholders to ratify the appointment of BDO as our independent auditors. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” the proposal.
Vote Required
The affirmative vote of a majority of the total votes cast at the Annual Meeting on this proposal, in person or by proxy, is required to approve this proposal. Abstentions will have the same practical effect as a negative vote on this proposal, since they are considered votes cast. There should be no broker non-votes, since we believe this proposal is a routine matter on which brokers are permitted to vote uninstructed proxies.
The Board of Directors Recommends a Vote FOR Ratification of
BDO USA, LLP as our Independent Auditors.
PROPOSAL NUMBER 3
APPROVAL OF THE 2019 EQUITY INCENTIVE Plan
Background and Purpose of Proposal
On March 4, 2019, the Board of Directors adopted, subject to approval by our stockholders, the 2019 Equity Incentive Plan (the “2019 Plan”). If approved, the 2019 Plan will succeed our 2009 Equity Incentive Plan (the “2009 Plan”) which will expire in August of this year.
The Board believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. The Board believes that the 2019 Plan will enable us to continue to enhance our ability to achieve this objective and help us to recruit, reward, motivate and retain talented personnel. The Board believes strongly that the approval of the 2019 Plan is essential to our continued success. In particular, the Board believes that our employees and other service providers are our most valuable assets and that the awards permitted under the 2019 Plan are vital to our ability to attract and retain outstanding and highly skilled

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individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees and other service providers to achieve our goals.
The 2019 Plan will allow us to make grants of nonstatutory and incentive stock options, stock appreciation rights, restricted and unrestricted stock awards, and restricted stock units to employees, non-employee directors, consultants and advisors as key elements of compensation.
Description of the 2019 Equity Incentive Plan
The following description of the principal terms of the 2019 Plan is a summary and is qualified in its entirety by the full text of the 2019 Plan, which is attached as Appendix A hereto.
Administration. The 2019 Plan will be administered by the Compensation Committee of our Board of Directors (the “Administrator”).
The 2019 Plan has a term of ten years measured from the date of adoption by our Board of Directors. Accordingly, no grants may be made under the 2019 after March 3, 2029, but the 2019 Plan will continue in effect thereafter while previously granted options, rights and awards remain subject to the 2019 Plan.
Types of Options and other Awards. The 2019 Plan authorizes the Administrator to grant options (“Options”) that are incentive stock options (“Incentive Stock Options” or “ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and/or options that do not qualify as ISOs (“Nonstatutory Stock Options”). In addition, the 2019 Plan authorizes the Administrator to grant stock appreciation rights (“SARs”), restricted stock units (“RSUs”), and restricted and unrestricted Stock Awards (“Stock Awards”). Options, SARs, RSUs and Stock Awards are collectively referred to as “Awards” in this description of the 2019 Plan.
Eligibility. All of our and our subsidiaries’ officers, employees, non-employee directors, consultants and advisors (each, an “Eligible Person”) are eligible to receive Options, SARs, RSUs and Stock Awards under the 2019 Plan. As of [•••], 2019, we and our subsidiaries had a total of approximately 475 employees worldwide, including five officers and two executive officers (who are not included in the number of officers). As awards under the 2019 Plan are within the discretion of the Administrator, we cannot determine how many individuals in each of the categories described above will receive Awards.
Shares Subject to the 2019 Plan. Subject to adjustments set forth in the 2019 Plan, the aggregate number of shares of common stock available for issuance in connection with Awards granted under the 2019 Plan will be 3,000,000, subject to customary adjustments for stock splits, stock dividends or similar transactions. Incentive Stock Options may be granted under the 2019 Plan with respect to all of those shares.
If any Option or SAR granted under the 2019 Plan terminates without having been exercised in full or if any Award is forfeited or canceled, the number of shares of common stock as to which such Option or SAR was not exercised or Award is forfeited, canceled or expires, shall be available for future grants under the 2019 Plan.
Terms and Conditions of Options. The Administrator determines the exercise price of Options granted under the 2019 Plan. The exercise price of Options may not be less than the fair market value, on the date of grant, per share of common stock issuable upon exercise of the Option (or 110% of fair market value in the case of Incentive Stock Options granted to a ten-percent stockholder).
If on the date of grant our common stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value shall generally be the closing sale price on the date of grant (or, if no trades were made on the date of grant, for the last trading day before the date of grant). If no such prices are available, the fair market value shall be determined in good faith by the Administrator based on the reasonable application of a reasonable valuation method. On [•••], 2019, the closing sale price of a share of common stock on the Nasdaq Global Market was $[x.xx].
No option may be exercisable for more than ten years (five years in the case of an Incentive Stock Option granted to a ten-percent stockholder) from the date of grant. Options issued under the 2019 Plan will be exercisable at such time or times as the Administrator prescribes at the time of grant. No employee may receive Incentive Stock Options that first become exercisable in any calendar year in an amount exceeding $100,000.

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Generally, the option price may be paid (a) in cash or by certified check, (b) through delivery of shares of our common stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The Administrator also is authorized to establish a cashless exercise program.
No Option or SAR may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an Option may be exercised only by the recipient. Unless otherwise provided by the Administrator, Options that are exercisable at the time of a recipient’s termination of service with us will continue to be exercisable for three months, unless the optionee terminates employment or service with us due to death, disability or retirement in which case the Option will be exercisable for a period of one year, or for cause, in which case the Option will cease to be exercisable upon termination.
Restricted and Unrestricted Stock Awards. The Administrator may grant awards of restricted stock or unrestricted stock to any Eligible Person. Under a restricted stock award, shares of common stock that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the award having vested or if the performance goals established by the Administrator as a condition of vesting are not achieved. Shares of common stock subject to a restricted stock award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award unless and until the applicable restrictions lapse. Unless otherwise determined by the Administrator, holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock.
Unrestricted stock awards are grants of shares of common stock that are not subject to forfeiture or restrictions on transfer (other than any applicable restrictions under applicable law).
Restricted Stock Units. The Administrator may grant awards of RSUs to any Eligible Person. RSUs confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of such conditions as may be specified by the Administrator. RSUs are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the RSUs having vested or if the performance goals established by the Administrator as a condition of vesting are not achieved. To the extent that the award of RSUs vests, the recipient shall become entitled to receive a number of shares of our common stock equal to the number of RSUs that became vested and/or an equivalent amount in cash based on the fair market value of our common stock at that time. RSUs cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award. The recipient shall have no rights as our stockholder with respect to RSUs until delivery or issuance of shares of our common stock with respect to the RSUs. If an RSU is awarded with cash dividend equivalent rights, dividend equivalent amounts will either be paid to the holder of the RSUs as and when dividends are paid to stockholders or at the time that the RSUs vest, as determined by the Administrator.
Stock Appreciation Rights. AN SAR may be granted to any Eligible Person by the Administrator either alone, or in tandem with, Options or other Awards under the 2019 Plan. AN SAR shall relate to such number of shares of our common stock as the Administrator determines. Each SAR will have an exercise period determined by the Administrator not to exceed ten years from the date of grant. Upon exercise of an SAR, the holder will receive a number of shares of our common stock equal to (i) the number of shares for which the SAR is exercised times the appreciation in the fair market value of a share of common stock between the date the SAR was granted and its date of exercise; divided by (ii) the fair market value of a share of common stock on the date that the SAR is exercised.
Effect of Certain Corporate Transactions. In the event that we liquidate or dissolve, to the extent not previously exercised or settled, and unless otherwise determined by the Administrator, Options and SARs shall terminate immediately prior to the liquidation or dissolution. In the event that we merge or consolidate with another corporation or other entity, or if we sell all or substantially all of our assets (any of the foregoing, a “Corporate Transaction”), then except as otherwise provided in the applicable grant agreement, each Option or SAR will either be assumed or substituted by the successor corporation. If the successor corporation refuses to assume the Options and/or SARs, the Options and/or SARs will become fully vested and exercisable for a specified period, and then terminate. In the event of a Corporate Transaction in which the successor corporation does not assume or substitute each other outstanding Award, unless otherwise provided in the Award agreement, all vesting periods and conditions under the Award will be deemed to be satisfied.

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Amendment, Termination. The 2019 Plan may be amended or terminated at any time by the Board, except that no amendment may be made without stockholder approval if such approval is required by applicable law, and no amendment or revision may alter or impair an outstanding Award without the consent of the holder thereof.
Federal Income Tax Consequences
The following summary of tax consequences to us and to 2019 Plan participants is intended to be used solely by stockholders in considering how to vote on this proposal and not as tax guidance to participants in the 2019 Plan. It relates only to U.S. federal income tax and does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the 2019 Plan. In addition, this summary is as of the date of this proxy statement; federal income tax laws and regulations are frequently revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any Option or SAR or before disposing of any shares acquired under the 2019 Plan.
Treatment of Options
The Code treats Incentive Stock Options and Nonstatutory Stock Options differently. However, as to both types of Options, no income will be recognized to the optionee at the time of the grant of the Options under the 2019 Plan, nor will we be entitled to a tax deduction at that time.
Generally, upon exercise of a Nonstatutory Stock Option, an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. In general, if an optionee, in exercising a Nonstatutory Stock Option, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an Incentive Stock Option and the tender is within two years from the date of grant or one year after the date of exercise of the Incentive Stock Option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the Incentive Stock Option.
For Incentive Stock Options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year.
In general, if an optionee, in exercising an Incentive Stock Option, tenders shares of common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.
As noted above, the exercise of an Incentive Stock Option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

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Treatment of Stock Awards and RSUs
Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to the recipient upon the grant of a restricted stock award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income equal to the fair market value of the common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares equal to the fair market value of the shares (determined without regard to applicable restrictions) at that time. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.
The recipient of an Unrestricted Stock Award will recognize ordinary income equal to the fair market value of the common stock at the time the Award is made.
The recipient of an RSU Award will recognize ordinary income as and when the units vest and shares and/or cash are paid to the recipient. The amount of the income will be equal to the fair market value of the shares of the common stock issued at that time and/or cash paid. The recipient of an Award of RSUs will not be permitted to make a Section 83(b) Election with respect to such Award.
Treatment of Stock Appreciation Rights
Generally, the recipient of an SAR will not recognize any income upon grant of the SAR. Upon exercise of the SAR, the holder will recognize ordinary income, and we generally will be entitled to a corresponding deduction, equal to the fair market value of the common stock at that time.
Company Deduction
We are generally entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with Options, SARs or other Awards, but not for amounts the participant recognizes as capital gain. Thus, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods. However, Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act, generally limits the deductibility of compensation paid by a publicly-held company to a “covered employee” for a taxable year to $1 million. A “covered employee” includes our Chief Executive Officer, Chief Financial Officer and, if applicable, our next three highest compensated named executive officers. An exception to this deduction limit under Section 162(m) of the Code for certain “performance-based compensation” was repealed effective for taxable years beginning after December 31, 2017.
Tax Withholding
We, as and when appropriate, shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an Award of shares of our common stock and/or cash to pay any federal, state or local taxes required by law to be withheld, or in the case of stock Awards to issue shares net of tax withholding.
Effect of a Failure to Obtain Stockholder Approval
If this proposal is not approved, we will have little if any ability to grant equity incentive awards to our and our subsidiaries’ officers, employees, non-employee directors, consultants and advisors as our current equity compensation plan will expire in August of this year.
Board Recommendation
Our Board of Directors has determined that it is in the best interests of the Company and its stockholders for the stockholders to approve the adoption of the 2019 Equity Incentive Plan. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” the proposal.
Vote Required
The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for

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approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; abstentions will have the same practical effect as a negative vote on this proposal, and broker non-votes will not have any effect on the outcome of this proposal.
The Board of Directors Recommends a Vote FOR
Adoption of the 2019 Equity Incentive Plan.
PROPOSAL NUMBER 4
ADVISORY VOTE ON COMPENSATION OF EXECUTIVE OFFICERS
(“SAY-ON-PAY”)
Background of Proposal
The Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC rules require that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our executive officers as disclosed in this proxy statement.
We have designed the compensation of our executive officers in order to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who perform at or above our expectations.
The annual cash and stock compensation of our executive officers (Mr. Krutty and Ms. Kellar) consists of several components, as follows:

➢	base salary;

➢	bonus, which is accrued in the year in which it is earned but is paid in cash in a subsequent year; and

➢
grants of restricted stock units, where the restricted stock units vest over a period of time or pursuant to the attainment of set performance goals and unvested restricted stock units are forfeited to us should the executive officer’s employment be terminated, provided that certain grants of restricted stock units provide for accelerated vesting under certain circumstances.

The Compensation Committee reviews the compensation, both cash and stock, of our named executive officers on an annual basis, while taking into account as well changes in compensation during previous years.
Some of these components, such as base salary, are generally fixed and do not vary based on our financial and other performance; some components, such as bonus, are in whole or in part dependent upon the achievement of certain goals jointly agreed upon by our management and the Compensation Committee; and some components, such as restricted stock units, have a value that is dependent upon our stock price at the time of award and going forward.
We compensate our named executive officers in these different ways in order to achieve different goals. Cash compensation, for example, provides our named executive officers with a guaranteed minimum base salary. We fix the base salary of each of our named executive officers at a level that we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the base salaries paid by similarly-situated companies and the base salaries of other private and public companies with which we believe we compete for talent. To this end, we utilize the services of an independent compensation consulting firm retained by the Compensation Committee, and our Compensation Committee consults with this firm periodically, when we review named executive officer compensation.
Incentive bonus compensation is generally linked to the achievement of short-term operational, strategic or financial goals, and is intended to reward our named executive officers for their performance in reaching goals that are agreed upon in advance between our management and the Compensation Committee. We design the cash incentive bonuses for each of our named executive officers to focus the named executive officer on achieving key objectives within a yearly time horizon, as described in more detail below.
Grants of restricted stock units are intended to link our named executive officers’ longer-term compensation with the performance of our stock, which is an issue of vital importance to our stockholders. This encourages our named executive officers to remain with us, to act in ways intended to maximize stockholder value, and to penalize them if our stock fails to perform to expectations. These grants are intended to produce significant value for each

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named executive officer if we achieve our goals and if the named executive officer remains with us, provided that certain grants of restricted stock units provide for accelerated vesting under certain circumstances.
We view the three components of our named executive officer compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information we deem relevant, such as the data we receive from the consulting firm referred to above. Except as described below, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the small size of our named executive officer team and the need to tailor each named executive officer’s award to attract and retain that named executive officer.
In addition, we provide our executive officers with benefits that are generally available to our salaried employees.
Additional details about our executive compensation programs, including information about executive compensation for the fiscal year ended December 31, 2018, are described under the heading “Cash and Other Compensation” beginning on page 26 of this Proxy Statement.
From 2016 (the year of our last stockholder advisory vote on executive compensation) to 2018, the total amount of compensation paid to our current executive officers as compared to the officers disclosed in our 2016 Annual Report on Form 10-K has decreased by approximately 37%.
We are asking our stockholders to indicate their support for our executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the annual meeting:
“RESOLVED, that the stockholders of Arotech Corporation hereby APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed in the Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative discussion that accompany the compensation tables.”
This say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or our Board of Directors. Our Board and our Compensation Committee value the opinion of our stockholders and to the extent there is any significant vote against the compensation of executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Board Recommendation
Our Board of Directors has determined that it is in the best interests of Arotech and its stockholders for the stockholders to approve the compensation of its executive officers. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” the proposal.

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Vote Required
The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; abstentions will have the same practical effect as a negative vote on this proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal, and any such “broker non-votes” will not be deemed a vote cast and will not have any effect on the outcome of this proposal.
The Board of Directors Recommends a Vote FOR Approval of
the Compensation of our Executive Officers
as Disclosed in this Proxy Statement.
PROPOSAL NUMBER 5
ADVISORY VOTE ON FREQUENCY OF
FUTURE “SAY-ON-PAY” ADVISORY VOTES
Background of Proposal
In addition to requiring an annual “say-on-pay” vote, the Dodd-Frank Act and applicable SEC rules also require that, at least once every six years, stockholders be given the opportunity to vote on the advisory resolution set forth immediately above regarding the frequency of future say-on-pay votes (“say-on-frequency”). Stockholders may vote to recommend that future “say-on-pay” votes be held every year, every two years, or every three years.
The Board currently believes that future “say-on-pay” votes should occur every three years. The Board believes that holding a “say-on-pay” vote every three years offers the closest alignment with our approach to executive compensation and its underlying philosophy that seek to enhance our long-term growth and to attract, retain and motivate our executive officers over the long term. The Board believes a three-year cycle for the advisory vote on executive compensation will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with our business and results of operations. Additionally, since our contracts with our executive officers tend to be multi-year contracts, the Board believes a multi-year “say-on-pay” vote to be more appropriate. Finally, voting every three years will minimize the administrative, compliance and other corporate expenses associated with holding “say-on-pay” votes more frequently (for example, every year or every two years).
Board Recommendation
Our Board of Directors has determined that it is in the best interests of Arotech and its stockholders for “say-on-pay” votes to occur every three years. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” holding future “say-on-pay” votes every three years.
Vote Required
The selection that receives a plurality of affirmative votes cast at the meeting, either in person or by proxy, will be considered the preference of the stockholders. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; abstentions will have the same practical effect as a negative vote on this proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal, and any such “broker non-votes” will not be deemed a vote cast and will not have any effect on the outcome of this proposal.
The Board of Directors Recommends that Stockholders Vote “Three Years”
with Respect to How Frequently a Non-Binding Stockholder Vote
on the Compensation of our Executives Should Occur.
CORPORATE GOVERNANCE
We operate within a corporate governance plan for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We monitor developments in the area of corporate governance. The Board has initiated actions consistent with the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission and The Nasdaq Stock Market.

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In the fiscal year ending December 31, 2018, the Board held five meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which such director serves.
As of January 1, 2019, a majority of the members of the Board of Directors satisfied the applicable independent director requirements of both the Securities and Exchange Commission and Rule 4200 of The Nasdaq Stock Market. Our directors meet regularly in executive session separate from management.
It is our policy that each of our directors is invited and encouraged to attend our annual meeting of stockholders. All of our directors attended our 2018 annual meeting of stockholders.
Board Leadership Structure
We do not have a policy regarding the advisability of separating the positions of chief executive officer and chairman of the board. Beginning in October 2014, the board determined that it would be preferable to separate the positions of chief executive officer and chairman. As part of our periodic board self-evaluation process, we evaluate our leadership structure to ensure that the board continues to believe that it provides the optimal structure for our company and stockholders. We recognize that different board leadership structures may be appropriate for companies in different situations. We continue to believe this board leadership structure to be best for our company and our stockholders at this time.
Committees of the Board of Directors
Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee. The current composition of the various standing committees of the Board of Directors is as follows (the name of the chairman of each committee appears in italics):

Audit Committee	Compensation Committee	Nominating Committee
Kenneth W. Cappell	Lawrence F. Hagenbuch	James J. Quinn
Jon B. Kutler	Jon B. Kutler	Jon B. Kutler
Lawrence F. Hagenbuch	Kenneth W. Cappell	Lawrence F. Hagenbuch
James J. Quinn
Audit Committee
The purpose of the Audit Committee is to review with management and our independent auditors the scope and results of the annual audit, the nature of any other services provided by the independent auditors, changes in the accounting principles applied to the presentation of our financial statements, and any comments by the independent auditors on our policies and procedures with respect to internal accounting, auditing and financial controls. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. In addition, the Audit Committee is charged with the responsibility for making decisions on the engagement, compensation, retention and oversight of the work of our independent auditors. The Audit Committee also is responsible for the oversight and work of our of internal audit department. The Audit Committee consists of Mr. Cappell (Chair), Mr. Kutler, Mr. Hagenbuch, and Adm. Quinn. Each member of the Audit Committee is an “independent director,” as that term is defined in Nasdaq Marketplace Rule 4200(a)(15) and the SEC’s Rule 10A-3. All Audit Committee members possess the level of financial literacy required by law. Our Board of Directors has determined that Mr. Cappell qualifies as an “audit committee financial expert” under applicable SEC and Nasdaq regulations. As required by law, the Audit Committee operates pursuant to a charter that governs its duties, available through a hyperlink located on the investor relations page of our website at http://content.equisolve.net/arotech/media/b7c6b7bc3ea4b17ef9af28aab2221d6d.pdf. Additionally, in compliance with SEC rules we are required to append a copy of the Audit Committee Charter to our proxy statement at least once every three years. We last sent a copy of our charter to our stockholders in our 2018 proxy statement.
The Audit Committee held four meetings during the fiscal year ending December 31, 2018.
Compensation Committee
The duties of the Compensation Committee are to recommend compensation arrangements for our executive officers and review annual compensation arrangements for all other officers and significant employees.

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The Compensation Committee consists of Mr. Hagenbuch (Chair), and Messrs. Kutler and Cappell. Each member of the Compensation Committee is an independent director as that term is defined in the NASD listing standards. The Compensation Committee operates under a formal charter that governs its duties, which charter is publicly available through a hyperlink located on the investor relations page of our website, at http://content.stockpr.com/arotech/media/249a9ac7cc90aa315f94037d49d2246e.pdf.
The Compensation Committee maintains compensation and incentive programs designed to motivate, retain and attract management and utilize various combinations of base salary, bonuses payable upon the achievement of specified goals, discretionary bonuses and grants of restricted stock. Our Chief Executive Officer, Mr. Dean M. Krutty, and our Chief Financial Officer, Ms. Kellar, are parties to employment agreements with us. The Compensation Committee reviews the compensation, both cash and stock, of our executive officers on an annual basis, while taking into account as well changes in compensation during previous years. Some of these components, such as salary, are generally fixed and do not vary based on our financial and other performance; some components, such as bonus, are in whole or in part dependent upon the achievement of certain goals jointly agreed upon by our management and the Compensation Committee; and some components, such as restricted stock, have a value that is dependent upon our stock price at the time of award and going forward. The Compensation Committee reviews the compensation, both cash and stock, of our executive officers on an annual basis, while taking into account as well changes in compensation during previous years.
The Compensation Committee performs an annual review of our executive officers’ cash compensation and restricted stock holdings to determine whether they provide adequate compensation for the services they perform, as well as adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other companies.
Compensation Committee meetings typically have included, for all or a portion of some of the meetings, a representative of The Burke Group, Inc., a well-known consulting firm specializing in executive officer compensation, as well as preliminary discussion with our senior officers prior to our Compensation Committee deliberating without any members of management present. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers, the Compensation Committee typically considers the recommendations of our Chief Executive Officer.
The Compensation Committee held two meetings during the fiscal year ending December 31, 2018.
Nominating Committee
The Nominating Committee identifies and proposes candidates to serve as members of the Board of Directors. Proposed nominees for membership on the Board of Directors submitted in writing by stockholders to Arotech’s Secretary will be brought to the attention of the Nominating Committee and will be evaluated in accordance with the same guidelines as other candidates are considered by the Nominating Committee. The Nominating Committee consists of Adm. Quinn (Chair) and Messrs. Kutler and Hagenbuch. Each member of the Nominating Committee is an independent director as that term is defined in the Nasdaq listing standards. The Nominating Committee makes recommendations to the Board of Directors regarding new directors to be selected for membership on the Board of Directors and its various committees. The Nominating Committee operates under a formal charter that governs its duties. The Nominating Committee’s charter is publicly available through a hyperlink located on the investor relations page of our website, at http://content.equisolve.net/arotech/media/9db8a8bd53ecd3f2d895b23986e237c8.pdf.
The Nominating Committee held one meeting during the fiscal year ending December 31, 2018.
Policies Regarding Director Qualifications
The Board has adopted policies regarding director qualifications. To be considered for nomination as a director, any candidate must meet the following minimum criteria:
a.    Ability and willingness to undertake a strategic governance role, clear and distinct from the operating role of management.
b.    High-level leadership experience in business, government, or other major complex professional or non-profit organizations that would have exposed the individual to the challenges of leadership and governance in a dynamic and highly competitive marketplace.

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c.    Highly accomplished in their respective field, with superior credentials and recognition.
d.    Demonstrated understanding of the elements and issues relevant to the success of a large publicly-traded company in the current volatile business, legal and governance environment.
e.    Demonstrated business acumen and creative/strategic thinking ability.
f.    Personal Characteristics:

➢
Ability and willingness to contribute special competencies to the Board in a collaborative manner. The areas of expertise required at any point in time may vary, based on the existing composition of the Board. They may include, but would not be limited to, capabilities honed as a CEO or a senior functional leader in operations, finance, information technology, marketing, organizational development, and experience making step change to transform a business.

➢	Personal integrity and highest ethical character. Absence of any conflicts of interest, either real or perceived.

➢	Willingness to apply sound and independent business judgment, enriching management and Board proposals or challenging them constructively as appropriate.

➢
Willing to exert influence through strong influence skills and constructive teamwork. This is essential to effective collaboration with other directors as well as providing constructive counsel to the CEO.

➢	Understanding of and full commitment to our governance principles and the obligation of each director to contribute to good governance, corporate citizenship, and corporate image for Arotech.

➢	Willingness to devote the time necessary to assume broad fiduciary responsibility and to participate fully in Arotech governance requirements with appropriate due diligence and attention.
In this regard, each nominee will be asked to disclose the boards of directors on which he or she currently sits, and each current director will be asked to inform the Nominating Committee of additional corporate board nominations (both for-profit and non-profit). This notification is to ensure appropriate dialogue about the impact of the added responsibilities on the individual’s availability to perform thoroughly his or her duties as an Arotech director.
Policies Regarding Diversity
The Board of Directors will consist of a majority of people who are active, primarily in business roles, and selected retired individuals. Those active in the business community will bring the most current business thinking, and retirees will bring their long experience and seasoned business judgment. Every effort will be made to achieve diversity in the Board’s membership.
From time to time, the particular capabilities needed to round out the total Board’s portfolio of competencies may vary. The Nominating Committee is empowered to consider the demographics of the total Board as it considers the requirements for each Board vacancy and to identify particular unique capabilities needed at that point in time.
Policies Regarding Director Nominations
The Board’s Nominating Committee is responsible for the Board of Director’s nomination process. New candidates for the Board of Directors may be identified by existing directors, a third party search firm (paid for its professional services), or may be recommended by stockholders. In considering new candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. However, all director nominees will be evaluated against the same standards and in the same objective manner, based on competencies and personal characteristics listed above, regardless of how they were identified. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

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➢	The name of the stockholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time of ownership; and

➢
The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of Arotech, and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to Arotech’s Secretary at 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, and must be received by Arotech’s Secretary not less than 120 days prior to the anniversary date of our most recent proxy statement in connection with our previous year’s annual meeting of stockholders.
Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.
COMPENSATION AND OTHER MATTERS
Director Compensation
Non-employee members of our Board of Directors are entitled to a cash retainer of $8,000 (plus expenses) per quarter, plus $500 per quarter for each committee on which such outside directors serve. The Chairman of the Audit Committee receives a retainer of $1,500 per quarter instead of $500 per quarter for service on the Audit Committee, and the Chairman of the Compensation Committee receives a retainer of $1,000 per quarter instead of $500 per quarter for service on the Compensation Committee. No per-meeting fees are paid. In addition, we have adopted a Non-Employee Director Equity Compensation Plan, pursuant to which non-employee directors receive an initial grant of a number of restricted shares of our common stock having a fair market value on the date of grant equal to $25,000 upon their election as a director, and an annual grant on March 31 of each year of a number of restricted shares having a fair market value on the date of grant equal to $35,000. Each grant of restricted stock shall become free of restrictions in three equal installments on each of the first, second and third anniversaries of the grant, unless the director is removed from the Board of Directors for cause prior to such vesting. Restrictions lapse automatically in the event of a director being removed from service other than for cause, or being nominated as a director but failing to be elected, or death, disability or mandatory retirement. Furthermore, all restrictions lapse prior to the consummation of a merger or consolidation involving us, our liquidation or dissolution, any sale of substantially all of our assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of our then-outstanding common stock.

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The following table shows the compensation earned or received by each of our directors for the year ended December 31, 2018:
DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards Granted 2018(1)	Total
Jon B. Kutler	$32,000	$35,000	$67,000	(2)
Kenneth W. Cappell	$40,000	$35,000	$75,000	(3)
Lawrence F. Hagenbuch	$33,000	$35,000	$68,000	(4)
James J. Quinn	$36,000	$35,000	$71,000	(5)

(1)	This amount reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)	As of December 31, 2018, Mr. Kutler held 27,686 unvested restricted shares of our common stock.
(3)	As of December 31, 2018, Mr. Cappell held 24,185 unvested restricted shares of our common stock.
(4)	As of December 31, 2018, Mr. Hagenbuch held 27,505 unvested restricted shares of our common stock.
(5)	As of December 31, 2018, Adm. Quinn held 21,600 unvested restricted shares of our common stock.
Compensation Committee Report
Under the rules of the SEC, this Compensation Committee Report is not deemed to be incorporated by reference by any general statement incorporating this Annual Report by reference into any filings with the SEC.
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee
Lawrence F. Hagenbuch, Chairman
Jon B. Kutler
Kenneth W. Cappell
([••••], 2019)
Compensation Discussion and Analysis
Introduction
Preliminary Note
Pursuant to applicable SEC regulations, the information we present in this section relates to the chief executive officer, the chief financial officer, and the three additional most highly compensated “executive officers” (as this term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended), as well as up to two additional persons meeting the above criteria but who were not employed by us at the end of the last fiscal year. We believe that in 2018 three individuals met these criteria, as follows (we refer to these individuals throughout this Compensation Discussion and Analysis as our “named executive officers”):

➢	Dean M. Krutty, our President and Chief Executive Officer;

➢	Kelli L. Kellar, our Vice President - Finance and (after March 31, 2018) our Chief Financial Officer; and

➢	Thomas J. Paup, our Senior Vice President - Finance and Chief Financial Officer (until March 31, 2018).
Introduction
In this section we present the principles underlying our executive officer compensation decisions and the most important factors that we believe are relevant to an analysis of these decisions. Our goal here is to provide qualitative

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information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and to place in perspective the numerical and other quantitative data presented in the tables and other information that follow this section.
We have designed the compensation of our named executive officers in order to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who perform at or above our expectations.
Our named executive officers’ annual cash and stock compensation consists of several components, as follows:

➢	base salary;

➢	bonus, which is accrued in the year in which it is earned but is paid in cash in a subsequent year; and

➢
grants of restricted stock units, where the restricted stock units vest over a period of time or pursuant to the attainment of set performance goals and unvested restricted stock units are forfeited to us should the executive officer’s employment be terminated, provided that certain grants of restricted stock units provide for accelerated vesting under certain circumstances.

The Compensation Committee reviews the compensation, both cash and stock, of our named executive officers on an annual basis, while taking into account as well changes in compensation during previous years.
Some of these components, such as base salary, are generally fixed and do not vary based on our financial and other performance; some components, such as bonus, are in whole or in part dependent upon the achievement of certain goals jointly agreed upon by our management and the Compensation Committee; and some components, such as restricted stock units, have a value that is dependent upon our stock price at the time of award and going forward.
We compensate our named executive officers in these different ways in order to achieve different goals. Cash compensation, for example, provides our named executive officers with a guaranteed minimum base salary. We fix the base salary of each of our named executive officers at a level that we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the base salaries paid by similarly-situated companies and the base salaries of other private and public companies with which we believe we compete for talent. To this end, we utilize the services of an independent compensation consulting firm retained by the Compensation Committee, and our Compensation Committee consults with this firm periodically, when we review named executive officer compensation.
Incentive bonus compensation is generally linked to the achievement of short-term operational, strategic or financial goals, and is intended to reward our named executive officers for their performance in reaching goals that are agreed in advance between our management and the Compensation Committee. We design the cash incentive bonuses for each of our named executive officers to focus the named executive officer on achieving key objectives within a yearly time horizon, as described in more detail below.
Grants of restricted stock units are intended to link our named executive officers’ longer-term compensation with the performance of our stock, which is an issue of vital importance to our stockholders. This encourages our named executive officers to remain with us, to act in ways intended to maximize stockholder value, and to penalize them if our stock fails to perform to expectations. These grants are intended to produce significant value for each named executive officer if we achieve our goals and if the named executive officer remains with us, provided that certain grants of restricted stock units provide for accelerated vesting under certain circumstances.
We view the three components of our named executive officer compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information we deem relevant, such as the data we receive from the consulting firm referred to above. Except as described below, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to

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the small size of our named executive officer team and the need to tailor each named executive officer’s award to attract and retain that named executive officer.
In addition, we provide our named executive officers with benefits that are generally available to our salaried employees.
Our Compensation Committee performs an annual review of our named executive officers’ cash compensation and restricted stock holdings to determine whether they provide adequate compensation for the services they perform, as well as adequate incentives and motivation to our named executive officers and whether they adequately compensate our named executive officers relative to comparable officers in other companies. Our Compensation Committee’s most recent review utilized data and assessments from our independent compensation consultant, The Burke Group, Inc., a well-known consulting firm specializing in named executive compensation. This review is described in more detail below.
Compensation Committee meetings typically have included, for all or a portion of some of the meetings, a representative of The Burke Group, as well as preliminary discussion with our Chief Executive Officer prior to our Compensation Committee deliberating without any members of management present. For compensation decisions, including decisions regarding the grant of equity compensation relating to named executive officers (other than our Chief Executive Officer), the Compensation Committee typically considers the recommendations of our Chief Executive Officer and our Chairman of the Board, if they are not the same person.
We account for the equity compensation expense for our employees under the rules of ASC 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. We structure cash incentive bonus compensation so that it is taxable to our employees at the time it is paid to them. It is not anticipated that the deduction of any compensation paid to any named executive officer will be limited by Section 162(m) of the Internal Revenue Code.
Benchmarking of Base Compensation and Equity Holdings
Our Compensation Committee has determined that our respective named executive officers’ salaries, cash incentive bonuses and equity holdings were at or below the median of named executive officers with similar roles at public companies having comparable revenues and that no material changes should be made to the cash compensation levels of our named executive officers until our annual named executive officer performance reviews, which were conducted in the first quarter of 2019. This median was derived based on a report we obtained from The Burke Group in 2018. The report compared our named executive officer compensation with the results of two surveys, involving companies in the aerospace and military/defense industry with revenues of between $100 million and $200 million, one from Willis Watson Data Services and one from the Economic Research Institute. Our Compensation Committee realizes that benchmarking our compensation against the compensation earned at comparable companies may not always be appropriate, but believes that engaging in a comparative analysis of our compensation practices is useful. In instances where a named executive officer is uniquely key to our success, the Compensation Committee may provide compensation above the median referred to above. The Committee’s choice not to recommend to the Board of Directors immediate material changes to the compensation levels following its review of The Burke Group’s report reflects our consideration of stockholders’ interests in paying what is necessary, but not more than necessary, to achieve our corporate goals while conserving cash and equity as much as is practicable. We believe that our compensation levels are generally sufficient to retain our existing named executive officers and to hire new named executive officers when and as required.
Compensation Policies and Practices as They Relate to Risk Management
In 2019, the Compensation Committee reviewed our compensation policies and practices and concluded that the mix and design of these policies and practices are not reasonably likely to encourage our employees to take excessive risks, and that our compensation policies and practices are not reasonably likely to have a material adverse effect on us. In connection with its evaluation, the Compensation Committee considered, among other things, the structure, philosophy and design characteristics of our primary incentive compensation plans and programs in light of our risk management and governance procedures, as well as other factors that may calibrate or balance potential risk-taking incentives. In particular, the Compensation Committee reviewed our compensation programs for certain design features that have been identified by experts as having the potential to encourage excessive risk-taking, including long term

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incentive compensation value that is driven entirely by increases in stock price, and low compensation levels exacerbated by performance-driven awards not paying out; including both annual bonus and long term incentive compensation, and noted that these are not substantial factors in our executives’ compensation packages.
Equity Compensation
Our Compensation Committee, in consultation with The Burke Group, has analyzed the current restricted share holdings of our named executive officers and others, and found that the level of equity stake of our named executive officers was at market for companies of similar size and experience as a public company.
We do not have any program, plan or obligation that requires us to grant equity compensation to any named executive officer on specified dates. The authority to make equity grants to named executive officers rests with our Compensation Committee, although, as noted above, the Compensation Committee does consider the recommendations of our Chief Executive Officer in setting the compensation of our other named executive officers.
Cash Incentive Bonuses
Yearly cash incentive bonuses for our named executive officers are established as part of their respective individual employment agreements. Each of these employment agreements provides that the named executive officer will receive a cash incentive bonus determined in the discretion of our Board of Directors, with a target bonus amount specified for that named executive officer based on individualized objective and subjective criteria, pursuant to a specific formula. These bonus criteria are established by the Compensation Committee on an annual basis, and include specific objectives relating to the achievement of business and/or financial milestones. The target cash incentive bonus amount for each of our named executive officers is as follows:

Name of Named Executive Officer	Title	Minimum Bonus	Maximum Bonus
Dean M. Krutty	President and Chief Executive Officer	None	50% of annual base salary
Kelli L. Kellar	Vice President – Finance and Chief Financial Officer (after 3/31/2018)	None	40% of annual base salary
Thomas J. Paup	Former Senior Vice President – Finance and Chief Financial Officer (until 3/31/2018)	None	50% of annual base salary
For 2018, the Compensation Committee chose financial targets for determining eligibility for the above-referenced cash incentive bonuses that are determined on the achievement of set budgetary forecast targets for EBITDA, which is determined by taking net profit and adding back in interest expense (income), depreciation of fixed assets, taxes, and amortization of intangible assets, capitalized software costs and technology. The Compensation Committee determined that we achieved the financial performance criteria established by the Compensation Committee for the year ended December 31, 2018, and accordingly accrued incentive bonuses for the year ended December 31, 2018. Financial targets for 2019 were set in accordance with our 2019 budget forecast, and eligibility for cash incentive bonuses will be determined based on exceeding targets for revenues and for Adjusted EBITDA.
Severance and Change in Control Benefits
Mr. Krutty and Ms. Kellar have a provision in their respective employment agreements providing for certain severance benefits in the event of termination or retirement. These severance provisions are described in the “Employment Agreements” section below, and certain estimates of these change of control benefits are provided in “Estimated Payments and Benefits upon Termination” below.
We believe the severance arrangements that we have with Mr. Krutty and Ms. Kellar are at or near the median of executive officers with similar roles at public companies having comparable revenues.
Benefits
Mr. Krutty and Ms. Kellar are eligible to participate in all of our employee benefit plans, such as medical, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other U.S. employees.

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Perquisites
Our use of perquisites as an element of compensation is limited and is largely based on historical practices and policies of our company. We do not view perquisites as a significant element of our comprehensive compensation structure, and while we believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment, we are careful to review them periodically and to keep them at the lowest level possible consistent with industry practice.
Effect of Stockholder Advisory Vote on Executive Compensation
Of the 7,357,129 shares that voted (this number excludes the 84,434 shares that abstained from voting and 10,445,002 broker non-votes) on the advisory vote on executive compensation at the 2016 Annual Meeting, approximately 66% of the shares approved of our executive compensation policies and decisions. We have considered the results of this vote. From 2016 to 2018, the total amount of compensation paid to our current executive officers as compared to the officers disclosed in the 2016 Form 10-K has decreased by approximately 37%. The committee and entire Board of Directors intend to continue careful review of the compensation programs and policies to assure that the compensation remains consistent with our philosophy and objectives as stated above and reflective of our financial performance.
Cash and Other Compensation
Summary Compensation Table
The following table, which should be read in conjunction with the explanations provided below, shows the compensation that we paid (or accrued) to our named executive officers during the fiscal years ended December 31, 2018, 2017 and 2016:
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus (2)	Stock Awards (3)	All Other Compensation	Total
Dean M. Krutty	2018	$272,200	$136,100	$230,750	$—	$639,050
President and Chief Executive	2017	$265,000	$—	$87,500	$—	$352,500
Officer	2016	$255,000	$—	$23,100	$—	$278,100
Kelli L. Kellar	2018	$225,000	$150,000	$110,760	$—	$485,760
Vice President – Finance and Chief	2017*	$—	$—	$—	$—	$—
Financial Officer	2016*	$—	$—	$—	$—	$—
Thomas J. Paup (1)	2018	$65,000	$—	$—	$263,000	$328,000
Former Senior Vice President –	2017	$256,000	$—	$70,000	$—	$326,000
Finance and Chief Financial Officer	2016	$250,000	$—	$46,200	$—	$296,200

*	Ms. Kellar was not an employee of the Company in these years.

(1)	Mr. Paup retired on March 31, 2018, as a result of his retirement he was paid a severance of $263,000 on April 1, 2018.

(2)
Bonuses are performance-based, against criteria established by the Compensation Committee of the Board of Directors and approved by the full Board of Directors and represent cash awards for prior year company performance. Ms. Kellar received a sign-on bonus of $60,000 on January 1, 2018 as part of her 2018 employment agreement and has earned $90,000 related to 2018 performance goals. See “Employment Contracts,” below.

(3)
Reflects the value of awards of restricted stock units granted to our named executive officers based on the compensation cost of their stock-based awards (the aggregate grant date fair value computed in accordance with FASB ASC Topic 718). The number of restricted stock units received by our named executive officers pursuant to such awards in 2018, vesting entirely after one year (dependent 33.3% on tenure and up to 66.7% on performance), was as follows: Mr. Krutty, 75,000; and Ms. Kellar, 36,000. 86.7% of our named executive officers’ shares vested in 2018; the remainder were forfeited. The number of restricted stock units received by our named executive officers pursuant to such awards in 2017, vesting entirely after one year (dependent 33.3% on tenure and 66.7% on performance), was as follows: Mr. Krutty, 75,000; and Mr. Paup, 60,000. One-third of our named executive officers’ shares vested in 2017; the remainder were forfeited. The number of restricted stock units received by our named executive officers pursuant to such awards in 2016, vesting entirely after one year (dependent 33.3% on tenure and 66.7% on performance), was as follows: Mr. Krutty, 30,000; and Mr. Paup, 60,000. One-third of our named executive officers’ shares vested in 2016; the remainder were forfeited.

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Pay Ratio
The rules of the Securities and Exchange Commission require us to disclose the ratio of our median employee’s annual total compensation to the total annual compensation of our principal executive officer (“PEO”), Mr. Krutty. The purpose of this disclosure is to provide a measure of the equitability of pay within our company. We believe our compensation philosophy and process yield an equitable result and are presenting such information as follows:

Median employee total annual compensation	66,913
Mr. Krutty (“PEO”) total annual compensation	360,926
Arotech ratio of PEO to median employee compensation	5.39 to 1
In determining compensation, we used compensation as reported on employees’ IRS Forms W-2, which provided a standard measure applicable to all of compensation paid on a cash basis during 2018. (For this reason, the compensation listed for our PEO above differs from that reported in the Summary Compensation Table, which is prepared, as are our financial statements, on an accrual basis.) In determining the median employee, a list was prepared of all employees as of December 31, 2018. Employees on leave of absence were excluded from the list and wages. The median amount was selected from the annualized list (excluding the PEO). For each employee (including the PEO) we calculated the total amount of the salary and wages received in 2018, bonuses awarded in 2018, and stock-based awards granted in 2018. For simplicity, the value of the Company’s 401(k) plan and medical benefits provided was excluded, as all employees, including the PEO, are offered the exact same benefits and we utilize the Internal Revenue Service safe harbor provision for 401(k) discrimination testing. As of December 31, 2018 we employed 302 persons in the United States and 170 persons abroad.
Plan-Based Awards
Grants of Restricted Stock Units
During 2018, the Compensation Committee approved the grant of a total of 111,000 restricted stock units to our executive officers. The table below sets forth each equity award granted to our executive officers during the year ended December 31, 2018.
GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks	Grant Date Fair Value of Stock Awards (1)
Dean M. Krutty(2)	1/2/2018	75,000	$266,250
Kelli L. Kellar(2)	1/2/2018	36,000	$127,800

(1)	Reflects the aggregate market value of restricted stock units determined based on a per share price at the closing price of our common stock on the date of grant, which was $3.55.

(2)	The restricted stock units vest dependent 33.3% on tenure and up to 66.7% on performance.

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Vesting of Restricted Stock Awards
The following table presents awards of restricted stock units that vested during the year ended December 31, 2018.
STOCK VESTED

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Dean M. Krutty	65,000	$223,600
Kelli L. Kellar	31,200	$107,328

(1)
Reflects the aggregate market value of the restricted stock units earned (actual shares issued were issued net of shares withheld for payment of taxes). Restricted stock units vested on December 31, 2018 and have been valued based on the closing price of our common stock on the Nasdaq Global Market on March 4, 2019, the date achievement of performance criteria was certified by our Board of Directors, which was $3.44.

Employment Contracts
Dean M. Krutty
Mr. Krutty is party to an employment agreement with us executed in March 2017, with a term running, as extended, until December 31, 2019 (automatically extending for successive one-year terms unless either party gives 120 days’ notice of intent not to extend). The employment agreement provides that Mr. Krutty will at the direction of the Board of Directors serve from time to time as acting Chief Executive Officer. Mr. Krutty is currently serving as our President and Chief Executive Officer.
Under the terms of his employment agreement as amended, Mr. Krutty is entitled to receive a base salary of $265,000, as adjusted annually for inflation.
The employment agreement provides that if the results we actually attain in a given year are at least 100% of the amount we budgeted at the beginning of the year, we will pay a bonus, on a sliding scale, in an amount equal to a minimum of 20% of Mr. Krutty’s annual base salary then in effect, up to a maximum of 50% of his annual base salary then in effect if the results we actually attained for the year in question are 110% or more of the amount we budgeted at the beginning of the year. Bonus targets were chosen for 2019 based upon 2019 budgetary forecasts.
Mr. Krutty’s employment agreement provides that if we fail to renew or we terminate his agreement other than for cause (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct) or if Mr. Krutty terminates his agreement under certain circumstances (reduction in salary or responsibilities or a change in control), we must pay Mr. Krutty severance in an amount of one year’s salary. Restricted shares that have vested prior to the date of termination are not forfeited under any circumstances, including termination for Cause.
A table describing the payments that would have been due to Mr. Krutty under his employment agreement had Mr. Krutty’s employment with us been terminated at the end of 2018 under various circumstances appears under “Potential Payments and Benefits upon Termination of Employment - Dean M. Krutty,” below.
Kelli L. Kellar
Ms. Kellar is party to an employment agreement with us effective January 1, 2019. The employment agreement provides that Ms. Kellar will serve as our Vice President - Finance and Chief Financial Officer. Ms. Kellar’s employment under her employment agreement is on an at-will basis, with either party having the right to terminate the agreement at any time on 45 days’ written advance notice.

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Under the terms of her employment agreement, Ms. Kellar is entitled to receive a base salary of $225,000, as adjusted annually for inflation.
The employment agreement provides that if the results we actually attain in a given year are at least 100% of the amount we budgeted at the beginning of the year, we will pay a bonus, on a sliding scale, in an amount equal to a minimum of 20% of Ms. Kellar’s annual base salary then in effect, up to a maximum of 40% of her annual base salary then in effect if the results we actually attain for the year in question are 110% or more of the amount we budgeted at the beginning of the year. Bonus targets were chosen for 2019 based upon 2019 budgetary forecasts and partly based on the achievement of other qualitative objectives to be established at the discretion of the Compensation Committee of the Board.
Ms. Kellar’s employment agreement provides that if we terminate her agreement other than for cause (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct), we must pay Ms. Kellar severance in an amount of six times her monthly salary.
Others
Other employees have entered into individual employment agreements with us. These agreements govern the basic terms of the individual’s employment, such as salary, vacation, overtime pay, severance arrangements and pension plans. They also contain provisions governing the confidentiality of information and ownership of intellectual property learned or created during the course of the employee’s tenure with us. Under the terms of these provisions, employees must keep confidential all information regarding our operations (other than information which is already publicly available) received or learned by the employee during the course of employment. This provision remains in force for five years after the employee has left our service. Further, intellectual property created during the course of the employment relationship belongs to us.
A number of the individual employment agreements, but not all, contain non-competition provisions which restrict the employee’s rights to compete against us or work for an enterprise which competes against us. Such provisions generally remain in force for a period of two years after the employee has left our service.
Under the laws of Israel, an employee of ours who has been dismissed from service, died in service, retired from service upon attaining retirement age, or left due to poor health, maternity or certain other reasons, is entitled to severance pay at the rate of one month’s salary for each year of service, pro rata for partial years of service. We currently fund this obligation by making monthly payments to approved private provident funds and by its accrual for severance pay in the consolidated financial statements.
Potential Payments and Benefits upon Termination of Employment
This section sets forth in tabular form quantitative disclosure regarding estimated payments and other benefits that would have been received by certain of our executive officers if their employment had terminated on December 31, 2018 (the last business day of the fiscal year), pursuant to the terms of their then-current employment agreements. For a narrative description of the severance and change in control arrangements in the current employment contracts of Mr. Krutty and Ms. Kellar, see “- Employment Contracts,” above.

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Dean M. Krutty
The following table describes the potential payments and benefits upon employment termination for Dean M. Krutty, our President and Chief Executive Officer, pursuant to applicable law and the terms of his then-current employment agreement with us, as if his employment had terminated on December 31, 2018 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below.

DEAN M. KRUTTY
Payments and Benefits	Death or Incapacitation(1)	Termination without Cause (2)	Cause (3)	Non-Renewal (4)
Base salary (5)	$—	$—	$—	$—
Bonus (6)	136,100	136,100	—	136,100
Stock Awards (7)	223,600	223,600	—	223,600
Contractual severance	272,200	272,200	—	272,200
TOTAL:	$631,900	$631,900	$—	$631,900

(1)
“Incapacitation” is defined in Mr. Krutty’s employment agreement as an inability to perform his duties under his agreement that continues for a period of at least 150 consecutive days or more than 200 days in any twelve-month period.

(2)	“Termination without cause” is any termination other than a termination for “cause” as defined in the footnote following this note.

(3)
“Cause” is defined in Mr. Krutty’s employment agreement as (i) a breach of trust by Mr. Krutty, including, for example, but without limitation, commission of an act of moral turpitude, theft, embezzlement, self-dealing or insider trading; (ii) the intentional or grossly negligent disclosure by Mr. Krutty of confidential information of or relating to us; (iii) a material breach by Mr. Krutty of his employment agreement; (iv) failure in any material respect to follow the reasonable directives of our Board of Directors, or (v) any act of, or omission by, Mr. Krutty which, in our reasonable judgment, amounts to a serious failure by Mr. Krutty to perform his responsibilities or functions or in the exercise of his authority, which failure, in our reasonable judgment, rises to a level of gross nonfeasance, misfeasance or malfeasance.

(4)
“Non-Renewal” is defined in Mr. Krutty’s employment agreement as the agreement coming to the end of the Term and not being extended or immediately succeeded by a new substantially similar employment agreement.

(5)
Represents base salary that would have been payable in respect of 2019 only if Mr. Krutty’s agreement had been terminated on December 31, 2018 pursuant to the prior notice required by the terms of his agreement in respect of automatic renewal of his agreement. Had Mr. Krutty’s agreement been terminated on December 31, 2018 without compliance with such prior notice provisions, we would have been obligated to pay Mr. Krutty’s salary through the end of 2019, an additional expense of $272,200.

(6)	Amount accrued as of December 31, 2018.

(7)
Value based on the closing price of our stock on the date the shares underlying the RSUs were actually issued. Had the shares been issued on December 31, 2018 the value reflected would have been $170,300.

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Kelli L. Kellar
The following table describes the potential payments and benefits upon employment termination for Kelli L. Kellar, our Vice President – Finance and Chief Financial Officer, pursuant to applicable law and the terms of her then-current employment agreement with us, as if her employment had terminated on December 31, 2018 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below.

KELLI L. KELLAR
Payments and Benefits	Death or Incapacitation(1)	Termination without Cause (2)	Cause (3)	Non-Renewal (4)
Base salary	$—	$—	$—	$—
Bonus (5)	90,000	90,000	—	90,000
Stock Award (6)	107,328	107,328	—	107,328
Contractual severance	56,250	56,250	—	56,250
TOTAL:	$253,578	$253,578	$—	$253,578

(1)
“Incapacitation” is defined in Ms. Kellar’s prior employment agreement as an inability to perform her duties under her agreement that continues for a period of at least 150 consecutive days or more than 200 days in any twelve-month period.

(2)	“Termination without cause” is any termination other than a termination for “cause” as defined in the footnote following this note.

(3)
“Cause” is defined in Ms. Kellar’s prior employment agreement as (i) a breach of trust by Ms. Kellar, including, for example, but without limitation, commission of an act of moral turpitude, theft, embezzlement, self-dealing or insider trading; (ii) the unauthorized disclosure by Ms. Kellar of confidential information of or relating to us; (iii) a material breach by Ms. Kellar of her employment agreement; or (iv) any act of, or omission by, Ms. Kellar which, in our reasonable judgment, amounts to a serious failure by Ms. Kellar to perform her responsibilities or functions or in the exercise of her authority, which failure, in our reasonable judgment, rises to a level of gross nonfeasance, misfeasance or malfeasance.

(4)
“Non-Renewal” is defined in Ms. Kellar’s prior employment agreement as the agreement coming to the end of the Term and not being extended or immediately succeeded by a new substantially similar employment agreement.

(5)	Amounts were accrued as of December 31, 2018.

(6)
Value based on the closing price of our stock on the date the shares underlying the RSUs were actually issued. Had the shares been issued on December 31, 2018 the value reflected would have been $81,744.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors (the “Audit Committee”) consists of four non-employee directors, Kenneth W. Cappell (Chair), Jon B. Kutler, Lawrence F. Hagenbuch, and Adm. James J. Quinn, each of whom has been determined to be independent as defined by the Nasdaq rules and SEC regulations. The Audit Committee operates under a written charter adopted by the Board of Directors.
Management is responsible for Arotech’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Arotech’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Arotech’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.
Arotech’s independent accountants also provided to the Audit Committee the written disclosure required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” The Committee discussed with the independent accountants that firm’s independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

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Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Arotech’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission.
Submitted by the Audit Committee
Kenneth W. Cappell, Chairman
Jon B. Kutler
Lawrence F. Hagenbuch
James J. Quinn
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT
In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by our independent auditors, BDO USA, LLP (“BDO”), is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

➢
Audit Fees. Audit fees billed or expected to be billed to us by BDO for the audit of the financial statements included in our Annual Report on Form 10-K, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q, for the years ended December 31, 2018 and 2017 totaled approximately $406,000 and $507,000, respectively.

➢
Audit-Related Fees. BDO billed or expected to bill us $35,000 and zero for the fiscal years ended December 31, 2018 and 2017, respectively, for other assurance and related services that are not directly related to the performance of the annual audit or review of our financial statements.

➢
Tax Fees. BDO billed or expected to bill us $50,000 (including consultation related to mergers and acquisitions) and $109,000 for the fiscal years ended December 31, 2018 and 2017, respectively, for tax services.

➢	All Other Fees. BDO billed or expected to bill us an aggregate of zero for both fiscal years ended December 31, 2018 and 2017 for permitted non-audit services.
Applicable law and regulations provide an exemption that permits certain services to be provided by our outside auditors even if they are not pre-approved. We have not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.
A representative of BDO USA, LLP is expected to be present in person or by telephone at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

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INFORMATION REGARDING BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth information regarding the security ownership, as of [••••], 2019, of those persons owning of record or known by us to own beneficially more than 5% of our common stock and of each of our Named Executive Officers and directors, and the shares of common stock held by all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)(3)		Percentage of Total Shares Outstanding(3)
Jon B. Kutler (includes 1,789,879 shares owned by Admiralty Partners, Inc. and various family trusts)	1,870,952	(4)	7.0%
Kenneth W. Cappell	120,702	(5)	*
Lawrence F. Hagenbuch	51,802	(6)	*
James J. Quinn	29,988	(7)	*
Dean M. Krutty	167,305	(8)	*
Kelli L. Kellar	20,041	(9)	*
All of our directors and executive officers as a group (6 persons)	2,260,790	(10)	8.4%

*	Less than one percent.
(1)	Unless otherwise indicated in these footnotes, the address of each named beneficial owner is in care of Arotech Corporation, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108.
(2)
Unless otherwise indicated in these footnotes, each of the persons or entities named in the table has sole voting and sole investment power with respect to all shares shown as beneficially owned by that person, subject to applicable community property laws.

(3)
Based on [xx,xxx,xxx] shares of common stock outstanding as of [••••], 2019. For purposes of determining beneficial ownership of our common stock, owners of options exercisable or restricted stock units that vest within 60 days of [••••], 2019 are considered to be the beneficial owners of the shares of common stock for which such securities are exercisable. The percentage ownership of the outstanding common stock reported herein is based on the assumption (expressly required by the applicable rules of the Securities and Exchange Commission) that only the person whose ownership is being reported has exercised his options for shares of common stock.

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(4)
Jon B. Kutler and his wife are directors of Admiralty Partners, Inc. (“API”), which owns 1,570,984 shares, or 5.9%, of our common stock. The principal place of business for API is 68-1052 Honoka’ope Way, Kamuela, Hawaii 96743. Mr. and Mrs. Kutler are also settlors and trustees of two trusts that between them own an additional 224,879 shares. Accordingly, Mr. and Ms. Kutler have shared voting and dispositive power with respect to 1,799,863 shares. Mr. and Mrs. Kutler disclaim beneficial ownership of these shares except to the extent of their respective voting and/or dispositive power. Mr. Kutler also holds 46,904 shares directly, 12,581 shares of unvested restricted stock that vest within 60 days of [••••], 2019, and 11,604 unvested restricted shares. All information in this footnote and in the text to which this footnote relates other than information relating directly to Mr. Kutler is based on a Schedule 13D filed by API and certain of its related entities and persons, including Mr. Kutler, with the Securities and Exchange Commission on February 3, 2016, as amended on February 26, 2016 and February 13, 2019, and Forms 3, 4, and 5 filed by Mr. Kutler.

(5)	Consists of 96,517 shares owned directly by Mr. Cappell, 12,581 shares of unvested restricted stock that vest within 60 days of [••••], 2019, and 11,604 unvested restricted shares.
(6)	Consists of 24,297 shares owned directly by Mr. Hagenbuch, 15,901 shares of unvested restricted stock that vest within 60 days of [••••], 2019, and 11,604 unvested restricted shares.
(7)	Consists of 8,388 shares owned directly by Adm. Quinn, 7,780 shares of unvested restricted stock that vest within 60 days of [••••], 2019, and 13,820 unvested restricted shares.
(8)
Consists of 167,305 shares owned directly by Mr. Krutty, which number includes 43,333 shares of stock issued in March 2019 (net of taxes) due to the vesting of 65,000 out of 75,000 restricted stock units, with the remaining 10,000 unearned restricted stock units having been canceled. Does not include 65,000 restricted stock units granted in 2019, the vesting of which is subject to future tenure and performance criteria.

(9)
Consists of 20,041 shares owned directly by Ms. Kellar, which consists of 20,041 shares of stock issued in March 2019 (net of taxes) due to the vesting of 31,200 out of 36,000 restricted stock units, with the remaining 4,800 unearned restricted stock units having been canceled. Does not include 36,000 restricted stock units granted in 2019, the vesting of which is subject to future tenure and performance criteria.

(10)
Includes 48,843 shares of unvested restricted stock that vest within 60 days of [••••], 2019 and 48,632 shares of unvested restricted stock. Does not include 101,000 restricted stock units, the vesting of which is subject to future tenure and performance criteria.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under the securities laws of the United States, our directors, certain of our officers and any persons holding more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to report any failure to file by these dates during 2018. We are not aware of any instances during 2018, not previously disclosed by us, where such “reporting persons” failed to file the required reports on or before the specified dates.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Director Consulting Agreement
We and Mr. Jon B. Kutler, who is now our Chairman of the Board, entered into a consulting agreement pursuant to which Mr. Kutler agreed to provide consulting services to us for a period of three years, unless terminated earlier. Under the terms of this agreement, Mr. Kutler will receive an annual fee for the three-year term of the consulting agreement equal to the difference between $125,000 and the amount of cash and the value of any stock received by Mr. Kutler for serving on our Board. This agreement expired in accordance with its terms in February 2019.
STOCKHOLDER COMMUNICATIONS AND PROPOSALS
 Stockholder Communications with the Board of Directors
The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board at directors@arotech.com. The Chairman of the Board of Directors may be contacted at chairman@arotech.com. Any Board committee or any chair of any such committee may be contacted as follows: audit-chair@arotech.com, compensation-chair@arotech.com, or nominating-chair@arotech.com. If you cannot send an electronic mail message, you may contact Board members by regular mail at: Arotech Board Members, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108.
The Arotech Corporation Investor Relations Department is responsible for forwarding all such communications to the Board of Directors, and where appropriate, to management. Communications are screened to exclude certain items that are unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, job inquiries, surveys, business solicitations or advertisements, and material that is unduly hostile, threatening, illegal, or similarly unsuitable. Communications that are filtered out are made available to any director upon request. The Board may involve management in preparing its responses to stockholder communications.
Stockholder Proposals
Pursuant to the rules of the Securities and Exchange Commission, stockholder proposals made in accordance with Rule 14a-8 under the Exchange Act intended to be included in our proxy material for the next annual meeting must be received by us on or before [••••••••], 2019. Any proposals must be received at our principal executive offices, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, Attention: Corporate Secretary by the applicable date.
Stockholder proposals submitted outside the processes of Rule 14a-8 must be received by our Corporate Secretary in a timely fashion. To be timely, such notice and information regarding the proposal and the stockholder must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, not less than 45 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the seventh day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.
ANNUAL REPORT
Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the Securities and Exchange Commission may be obtained without charge by writing to Stockholder Relations, Arotech Corporation, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder

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of record or a beneficial owner of our common stock on [••••], 2019. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.
Our audited financial statements for the fiscal year ended December 31, 2018 and certain other related financial and business information are contained in our 2018 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.
OTHER MATTERS

We are not aware of any other matter that may come before the annual meeting of stockholders and we do not currently intend to present any such other matter. However, if any such other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.
BY ORDER OF THE BOARD OF DIRECTORS,

Yaakov Har-Oz
Senior Vice President, General Counsel and Secretary
Ann Arbor, Michigan
[•], 2019

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Appendix A
AROTECH CORPORATION
2019 EQUITY INCENTIVE PLAN
1.    Purposes of the Plan. The purposes of the Arotech Corporation 2019 Equity Incentive Plan (the “Plan”) are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees and Consultants, and to promote the success of the Company and any Parent or Subsidiary. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Awards, Unrestricted Share Awards and Stock Appreciation Rights also may be granted under the Plan.
2.    Definitions. As used herein, the following definitions shall apply:
“Administrator” means the Compensation Committee of the Board of Directors.
“Applicable Laws” means the requirements relating to the administration of equity compensation plans under the applicable corporate and securities laws of any of the states in the United States, U.S. federal securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
“Award” means an Option, a Stock Appreciation Right, a Stock Award, and/or the grant of Unrestricted Shares.
“Board” means the Board of Directors of the Company.
“Cause” unless otherwise defined in the instrument evidencing the Award or in an employment or services agreement between the Company or a Related Company and a Participant, means, with respect to any Participant, such Participant’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on, or misappropriation of any funds or property of, the Company or any Parent or Subsidiary; (iii) personal dishonesty, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Participant’s duties; (v) chronic use of alcohol, drugs or other similar substances which affects the Participant’s performance of services; or (vi) material breach of any provision of any employment, services, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Participant for the benefit of the Company or any Parent or Subsidiary, all as reasonably determined by the Administrator, which determination will be conclusive.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company” means Arotech Corporation, a Delaware corporation.
“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, other than an Employee.
“Corporate Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment or services agreement between the Company or a Related Company and a Participant, means consummation of either:
(a)    a merger or consolidation of the Company with or into any other corporation, entity or person; or
(b)    a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s outstanding securities or all or substantially all the Company’s assets.
Notwithstanding the foregoing, a Corporate Transaction shall not include a Related Party Transaction.

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“Director” means a member of the Board.
“Disability” unless otherwise defined by the Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Company and to be engaged in any substantial gainful activity.
“Employee” means any person, including officers and Directors, serving as an employee of the Company or any Parent or Subsidiary. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor. For purposes of an Option initially granted as an Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)    if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value of a Share of Common Stock shall be the closing sales price of a Share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)    if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined in good faith by the Administrator based on the reasonable application of a reasonable valuation method.
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
“Option” means a stock option granted pursuant to the Plan.
“Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
“Optioned Stock” means the Common Stock subject to an Option.
“Optionee” means the holder of an outstanding Option granted under the Plan.
“Parent” means a “parent corporation” of the Company (or, in the context of Section 16(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(e) of the Code.
“Participant” shall mean any Service Provider who holds an Option, a Stock Award, Unrestricted Shares or Stock Appreciation Rights granted or issued pursuant to the Plan.

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“Related Company” means any entity that, directly or indirectly, is in control of or is controlled by the Company.
“Related Party Transaction” means (a) a merger or consolidation of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the Successor Corporation immediately after the merger; (b) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all the Company’s assets to a wholly-owned subsidiary corporation; (c) a mere reincorporation of the Company; or (d) a transaction undertaken for the sole purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction.
“Restricted Stock Unit” means an Award denominated in units evidencing the right to receive Shares of Common Stock, or an amount of cash determined based upon the Fair Market Value of Shares of Common Stock, which may vest over such period of time and/or upon satisfaction of such performance criteria or objectives as is determined by the Administrator at the time of grant and set forth in the applicable Stock Award Agreement, without payment of any amounts by the Stock Awardee thereof (except to the extent required by law).
“Retirement” unless otherwise defined by the Administrator from time to time for purposes of the Plan, means retirement on or after the individual’s normal retirement date under the Company’s 401(k) plan or other similar successor plan applicable to salaried employees.
“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to such Rule 16b-3, as such rule is in effect when discretion is being exercised with respect to the Plan.
“Section 16(b)” means Section 16(b) of the Exchange Act.
“Service Provider” means an Employee or Consultant.
“Service Termination Date” means, with respect to a Participant, the first day upon which the Participant no longer has an employment or service relationship with the Company or any Related Company.
“Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.
“Stock Appreciation Right” means a right awarded pursuant to Section 14 of the Plan.
“Stock Award” means an Award of Shares pursuant to Section 11 of the Plan or an award of Restricted Stock Units pursuant to Section 12 of the Plan.

“Stock Award Agreement” means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Award.
“Stock Award Shares” means Shares subject to a Stock Award.
“Stock Awardee” means the holder of an outstanding Stock Award granted under the Plan.
“Subsidiary” means a “subsidiary corporation” of the Company (or, in the context of Section 16(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(f) of the Code.
“Unrestricted Shares” means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.
3.    Stock Subject to the Plan. The maximum aggregate number of Shares that may be issued under the Plan is 3,000,000 Shares, all of which may be issued in respect of Incentive Stock Options. The class and aggregate number of Shares referred to in this paragraph shall be subject to adjustment in accordance with Section 16(a) of the Plan.

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The Shares may be authorized but unissued, or reacquired, shares of Common Stock. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is canceled or terminated, or if any Shares underlying a Stock Award are forfeited, the Shares that were subject thereto shall be added back to the Shares available for issuance under the Plan.
4.    Administration of the Plan.
(a)    Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:
(i)    to determine the Fair Market Value;
(ii)    to select the Service Providers to whom Options, Stock Awards, Unrestricted Shares and Stock Appreciation Rights may be granted hereunder;
(iii)    to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
(iv)    to approve forms of agreement for use under the Plan;
(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options and Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Option, Stock Appreciation Right or Stock Award, or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
(vi)    to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;
(vii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
(viii)    to modify or amend each Award (subject to Section 19 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and/or Stock Appreciation Rights longer than is otherwise provided for in the Plan and to accelerate the time at which any outstanding Option or Stock Appreciation Right may be exercised;
(ix)    to allow grantees to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of an Option or Stock Appreciation Rights that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;
(x)    to authorize any person to execute on behalf of the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Administrator; and
(xi)    to make all other determinations deemed necessary or advisable for administering the Plan.
(b)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all holders of Awards. Neither the Administrator nor any member or delegate thereof shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys’

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fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.
5.    Eligibility.
(a)    General. Nonstatutory Stock Options, Stock Appreciation Rights, Stock Awards and Unrestricted Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award.
(b)    Electronic Delivery. Awards under the Plan shall be evidenced by an award agreement in a written or electronic form approved by the Administrator.
6.    Limitations.
(a)    Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if a single Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options. In the previous sentence, “Incentive Stock Options” include Incentive Stock Options granted under any plan of the Company or any Parent or any Subsidiary. For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, Incentive Stock Options shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
(b)    None of the Plan, any Award or any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the grantee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, for any reason or no reason.
7.    Term of the Plan. Subject to Section 23 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten years from such unless terminated earlier under Section 19 of the Plan.
8.    Term of Options. The term of each Option (“Option Term”) shall be stated in the applicable Option Agreement. In the case of an Incentive Stock Option, the term shall be ten years from the date of grant or such shorter term as may be provided in the applicable Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.
9.    Option Exercise Price; Exercisability.
(a)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
(i)    The exercise price per Share purchasable under an Incentive Stock Option will not be less than 100% of the Fair Market Value of the Incentive Stock Option on the date of grant. However, any Incentive Stock Option granted to any Employee who, at the time the Incentive Stock Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of any Parent or Subsidiary will have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the date of grant.
(ii)    The exercise price per Share purchasable under a Nonstatutory Stock Option will not be less than 100% of the Fair Market Value of the Nonstatutory Stock Option on the date of grant.

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(b)    Exercise Period and Conditions. At the time that an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.
10.    Exercise of Options; Consideration.
(a)    Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator (or Option Agreement) provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and Section 10(c) of the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(b)    Termination of Relationship as a Service Provider. The Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if the Participant ceases to be employed by, or to provide services to, the Company or a Related Company, which provisions may be waived or modified by the Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Administrator at any time:
(i)    Except as otherwise set forth in this Section 10(b), any portion of an Option that is not vested and exercisable on the Service Termination Date shall expire on such date.
(ii)    Any portion of an Option that is vested and exercisable on the Service Termination Date shall expire on the earliest to occur of:
(1)    if the Participant’s Service Termination Date occurs for reasons other than Cause, Retirement, Disability or death, the day which is three months after such Service Termination Date;
(2)    if the Participant’s Service Termination Date occurs by reason of Retirement, Disability or death, the one-year anniversary of such Service Termination Date; and
(3)    the last day of the Option Term (the “Option Expiration Date”).
Notwithstanding the foregoing, if the Participant dies after his or her Service Termination Date but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Service Termination Date shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Administrator determines otherwise.
Also notwithstanding the foregoing, in case of termination of the Participant’s employment or service relationship for Cause, all Options granted to that Participant shall automatically expire upon first notification to the Participant of such termination, unless the Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all of the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after the Participant’s relationship

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with the Company or a Related Company has ended, any Option then held by the Participant may be immediately terminated by the Administrator, in its sole discretion.
(iii)    A Participant’s transfer of employment or service relationship between or among the Company and any Related Company, or a change in status from an employee to a consultant, agent, advisor or independent contractor or a change in status from a consultant, agent, advisor or independent contractor to an employee, shall not be considered a termination of employment or service relationship for purposes of this Section 10(b). Unless the Administrator determines otherwise, a termination of employment or service relationship shall be deemed to occur if a Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.
(iv)    The effect of a Company-approved leave of absence on the application of this Section 10(b) shall be determined by the Administrator, in its sole discretion.
(v)    If a Participant’s employment or service relationship with the Company or a Related Company terminates by reason of Disability or death, the Option shall become fully vested and exercisable for all of the shares subject to the Option. Such Option shall remain exercisable for the time period set forth in this Section 10(b).
(c)    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:
(i)    cash;
(ii)    check;
(iii)    other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
(iv)    consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
(v)    any combination of the foregoing methods of payment; or
(vi)    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
11.    Stock Awards. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to a Service Provider subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such grant. Stock Awards may be granted or sold in respect of past services or other valid consideration or in lieu of any cash compensation otherwise payable to such individual. The grant of Stock Awards under this Section 11 shall be subject to the following provisions:
(a)    At the time a Stock Award under this Section 11 is made, the Administrator shall establish a vesting period (the “Restricted Period”) applicable to the Stock Award Shares subject to such Stock Award. The Administrator may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives. None of the Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Stock Award Shares.
(b)    The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant. The Company, at the direction of the Administrator, shall hold such certificates, properly endorsed for transfer, for the Stock Awardee’s benefit until such time as the Stock Award Shares are forfeited to the Company, or the restrictions lapse.

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(c)    Unless otherwise provided by the Administrator, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares. All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 11.
(d)    Unless otherwise provided by the Stock Award Agreement, any Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee terminates employment, his or her consultancy arrangement or his or her directorship with the Company or its subsidiaries for any reason prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares. Upon such forfeiture, the Stock Award Shares that are forfeited shall be retained in the treasury of the Company and be available for subsequent awards under the Plan.
(e)     Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Stock Award Shares shall lapse and, at the Stock Awardee’s request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Stock Awardee or his or her beneficiary or estate, as the case may be.
12.    Restricted Stock Units. The Administrator may, in its sole discretion, grant Restricted Stock Units to a Service Provider subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such grant. “Restricted Stock Units” are Awards denominated in units evidencing the right to receive Shares of Common Stock, or an amount of cash determined based upon the Fair Market Value of Shares of Common Stock, which may vest over such period of time and/or upon satisfaction of such performance criteria or objectives as is determined by the Administrator at the time of grant and set forth in the applicable Stock Award Agreement, without payment of any amounts by the Stock Awardee thereof (except to the extent required by law). Prior to delivery of shares of Common Stock with respect to an award of Restricted Stock Units, the Stock Awardee shall have no rights as a shareholder of the Company.
Upon satisfaction and/or achievement of the applicable vesting requirements relating to an award of Restricted Stock Units, the Stock Awardee shall be entitled to receive a number of shares of Common Stock that are equal to the number of Restricted Stock Units that became vested. To the extent, if any, set forth in the applicable Stock Award Agreement, cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the applicable vesting period, as determined by the Administrator.
Unless otherwise provided by the Stock Award Agreement, any Restricted Stock Units granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee terminates employment, his or her consultancy arrangement or his or her directorship with the Company or its subsidiaries for any reason prior to the expiration or termination of the applicable vesting period and/or the achievement of such other vesting conditions applicable to the Award.
Prior to the delivery of any shares of Common Stock in connection with an award of Restricted Stock Units, the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including, if permitted by the Administrator, by having the Company withhold from the number of shares of Common Stock otherwise deliverable in connection with an award of Restricted Stock Units, a number of shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.
13.    Unrestricted Shares. The Administrator may grant Unrestricted Shares in accordance with the following provisions:
(a)    The Administrator may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

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(b)    The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Administrator shall determine at the time of grant.
14.    Stock Appreciation Rights. A Stock Appreciation Right may be granted by the Administrator either alone, in addition to, or in tandem with other Awards granted under the Plan. Each Stock Appreciation Right granted under the Plan shall be subject to the following terms and conditions:
(a)    Each Stock Appreciation Right shall relate to such number of Shares as shall be determined by the Administrator.
(b)    The “Award Date” (i.e., the date of grant) of a Stock Appreciation Right shall be the date specified by the Administrator, provided that that date shall not be before the date on which the Stock Appreciation Right is actually granted. The Award Date of a Stock Appreciation Right shall not be prior to the date on which the recipient commences providing services as a Service Provider. The term of each Stock Appreciation Right shall be determined by the Administrator, but shall not exceed ten years from the date of grant. Each Stock Appreciation Right shall become exercisable at such time or times and in such amount or amounts during its term as shall be determined by the Administrator. Unless otherwise specified by the Administrator, once a Stock Appreciation Right becomes exercisable, whether in full or in part, it shall remain so exercisable until its expiration, forfeiture, termination or cancellation.
(c)    A Stock Appreciation Right may be exercised, in whole or in part, by giving written notice to the Administrator. As soon as practicable after receipt of the written notice, the Company shall deliver to the person exercising the Stock Appreciation Right stock certificates for the Shares to which that person is entitled under Section 14(d) hereof.
(d)    A Stock Appreciation Right shall be exercisable for Shares only. The number of Shares issuable upon the exercise of the Stock Appreciation Right shall be determined by dividing:
(A)    the number of Shares for which the Stock Appreciation Right is exercised multiplied by the amount of the appreciation per Share (for this purpose, the “appreciation per Share” shall be the amount by which the Fair Market Value of a Share on the exercise date exceeds (x) in the case of a Stock Appreciation Right granted in tandem with an Option, the exercise price or (y) in the case of a Stock Appreciation Right granted alone without reference to an Option, the Fair Market Value of a Share on the Award Date of the Stock Appreciation Right); by
(B)    the Fair Market Value of a Share on the exercise date.
15.    Non-Transferability. Unless determined otherwise by the Administrator, an Option, Stock Appreciation Right or Restricted Stock Unit may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Option, Stock Appreciation Right or Restricted Stock Unit transferable, such Option, Stock Appreciation Right or Restricted Stock Unit shall contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Option Agreement regarding a given Option that the Optionee may transfer, without consideration for the transfer, his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option. During the period when Stock Award Shares are restricted (by virtue of vesting schedules or otherwise), such Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.
16.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.
(a)    Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, Stock Appreciation Right and Stock Award, and the number

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of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options, Stock Appreciation Rights, Stock Awards or Unrestricted Share Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Appreciation Right or Stock Award, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder.
(b)    Dissolution or Liquidation. To the extent not previously exercised or settled, and unless otherwise determined by the Administrator in its sole discretion, Options and Stock Appreciation Rights shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Option or Stock Appreciation Right has not been waived by the Administrator, the Option or Stock Appreciation Right shall be forfeited immediately prior to the consummation of the dissolution or liquidation.
(c)    Corporate Transactions and their Effect on Options and Stock Appreciation Rights.
(i)    In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing an Option or Stock Appreciation Right (or in a written employment or services agreement between a Participant and the Company or Related Company) and except as provided in subsection (ii) below, each outstanding Option and Stock Appreciation Right shall be assumed or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”).
(ii)    If, in connection with a Corporate Transaction, the Successor Corporation refuses to assume or substitute for an Option or Stock Appreciation Right, then each such outstanding Option or Stock Appreciation Right shall become fully vested and exercisable with respect to 100% of the un-vested portion of the Option or Stock Appreciation Right. In such case, the Administrator shall notify the Participant in writing or electronically that the un-vested portion of the Option or Stock Appreciation Right specified above shall be fully vested and exercisable for a specified time period. At the expiration of the time period, the Option or Stock Appreciation Right shall terminate, provided that the Corporate Transaction has occurred.
(iii)    For the purposes of this Section 16(c), the Option or Stock Appreciation Right shall be considered assumed or substituted for if following the Corporate Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option or Stock Appreciation Right immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option or Stock Appreciation Right, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Administrator and its determination shall be conclusive and binding.
(iv)    All Options and Stock Appreciation Rights shall terminate and cease to remain outstanding immediately following the Corporate Transaction, except to the extent assumed by the Successor Corporation.

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(d)    Further Adjustment of Options and Stock Appreciation Rights. Subject to Section 16(b) and (c), the Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Options and Stock Appreciation Rights. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options or Stock Appreciation Rights so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Administrator may take such action before or after granting Options or Stock Appreciation Rights to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change of control that is the reason for such action.
(e)    Limitations. The grant of Options or Stock Appreciation Rights shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
(f)    Fractional Shares. In the event of any adjustment in the number of shares covered by any Option or Stock Appreciation Right, each such Option or Stock Appreciation Right shall cover only the number of full shares resulting from such adjustment.
(g)    Corporate Transactions and their Effect on Stock Awards. In the event of a Corporate Transaction, then, absent a provision to the contrary in any particular Stock Award (in which case the terms of such Stock Award shall supercede each of the provisions of this paragraph which are inconsistent with such Stock Award), each outstanding Stock Award shall be assumed or an equivalent agreement or award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the Administrator determines that the successor corporation or a Parent or a Subsidiary of the successor corporation has refused to assume or substitute an equivalent agreement or award for each outstanding Stock Award, all vesting periods and conditions under Stock Awards shall be deemed to have been satisfied.
17.    Substitute Options. In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superseded, in the case of a Substitute Option that is intended to be an Incentive Stock Option. Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to the Plan for any purpose; provided, however, that Shares underlying Substitute Stock Options that are intended to be Incentive Stock Options shall be counted against the number of Shares that may be issued pursuant to Section 3 in respect of Incentive Stock Options.
18.    Date of Grant. The date of grant of an Option, Stock Appreciation Right, Stock Award or Unrestricted Share shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Appreciation Right, Stock Award or Unrestricted Share, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each grantee within a reasonable time after the date of such grant.
19.    Amendment and Termination of the Plan. The Board may modify, revise or terminate this Plan at any time and from time to time, subject to the approval of the Company’s shareholders to the extent required by Applicable Laws; provided, however, that no such modification, revision, or termination of the Plan may impair the rights of any Participant without the Participant’s written consent. All Awards granted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Awards outstanding under this Plan at the time of such amendment, modification or revision.
20.    Conditions Upon Issuance of Shares.
(a)    Legal Compliance. Shares shall not be issued in connection with the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Appreciation Right unless such grant or the exercise of

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such Option or Stock Appreciation Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)    Investment Representations. As a condition to the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Appreciation Right, the Company may require the person receiving such Award or exercising such Option or Stock Appreciation Right to represent and warrant at the time of any such exercise or grant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
(c)    Additional Conditions. The Administrator shall have the authority to condition the grant of any Award in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan. Such conditions may include, among other things, obligations of recipients to execute non-compete, non-solicitation and non-disclosure covenants.
(d)    Trading Policy Restrictions. Option and Stock Appreciation Right exercises and other Awards under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company or the Administrator.
(e)    Recoupment. Any Shares issued with respect to an Award shall be subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any “clawback” policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing condition
21.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
22.    Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
23.    Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws. Notwithstanding any provision in the Plan to the contrary, any exercise of an Option or Stock Appreciation Right granted before the Company has obtained shareholder approval of the Plan in accordance with this Section 23 shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with this Section 23.
24.    Withholding; Notice of Sale. The Company shall be entitled to withhold from any amounts payable to an Employee any amounts which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award.
25.    Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards thereunder comply with the requirements of Section 409A of the Code or an exemption thereto, and the Plan and all Award agreements shall be interpreted and applied by the Administrator in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, in the event that any provision of the Plan or an Award agreement is determined by the Administrator, in its sole discretion, to not comply with the requirements of Section 409A of the Code or an exemption thereto, the Administrator shall, in its sole discretion, have the authority to take such actions and to make such interpretations or changes to the Plan or an Award agreement as the Administrator deems necessary, regardless of whether such actions, interpretations or changes shall adversely affect a Participant, subject to the limitations, if any, of applicable law. If an Award is subject to Section 409A of the Code, any payment made to a Participant who is a “specified employee” of the Company or any Subsidiary shall not be made before the date that is six months after the Participant’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section 25, the terms “separation from service” and “specified employee” shall have the meanings set forth in Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or

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penalties that may be imposed on any Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
26.    Stock Certificates; Book Entry Form. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Administrator or required by any Applicable Law, the delivery or issuance of stock certificates evidencing Shares may be satisfied by having issuance and/or ownership of such Shares recorded on the books and records of the Company (or, as applicable, its transfer agent or stock plan administrator).
27.    Governing Law. This Plan shall be governed by the laws of the State of Michigan, without regard to conflict of law principles.
Adopted by action of the Board of Directors
on the 4th day of March, 2019.